UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MACQUARIE INFRASTRUCTURE COMPANY LLC

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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MACQUARIE INFRASTRUCTURE COMPANY LLC

April 4, 2014

Dear Shareholder:

You are cordially invited to participate in our 2014 Annual Meeting of Shareholders, referred to herein as the Annual Meeting, which will be held on Wednesday, May 21, 2014 at 10:00A.M. (Eastern Time). We are pleased that this year’s Annual Meeting will be a completely “virtual meeting” of shareholders, that is, you may participate solely “by means of remote communication”. You will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/MIC14. Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com.

The following pages contain the formal Notice of the Annual Meeting and our proxy statement. The proxy statement contains important information about the Annual Meeting, the proposals we will consider and how you can vote your LLC interests. Please review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors.

Your vote is very important to us. Whether or not you plan to participate in the Annual Meeting, we encourage you to promptly vote and submit your proxy by telephone or by Internet or by completing, signing, dating and returning the enclosed proxy card. This will help us ensure that your vote is represented at the Annual Meeting.

On behalf of the board of directors and management, I extend our appreciation for your participation and interest in Macquarie Infrastructure Company LLC.

Sincerely,

Martin Stanley
Chairman of the Board of Directors

MACQUARIE INFRASTRUCTURE COMPANY LLC

April 4, 2014

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Wednesday, May 21, 2014

Macquarie Infrastructure Company LLC’s 2014 Annual Meeting of Shareholders, referred to herein as the Annual Meeting, will be held on Wednesday, May 21, 2014 at 10:00A.M. (Eastern Time). You can participate in the Annual Meeting online, vote your shares electronically and submit questions during the Meeting, by visiting www.virtualshareholdermeeting.com/MIC14. Be sure to have your 12-Digit Control Number to enter the Annual Meeting. At the Annual Meeting, we will discuss, and you will vote on, the following proposals:

•	the election of directors eligible for election by our shareholders to our board of directors to serve for a one-year term;
•	the ratification of the selection of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2014;
•	the approval, on an advisory basis, of executive compensation;
•	approval of the 2014 Independent Directors Equity Plan; and
•	any other business as may be properly brought before the meeting.

These matters are more fully described in the enclosed proxy statement. The board of directors recommends that you vote FOR the election of directors, the ratification of the independent auditors, the approval, on an advisory basis, of executive compensation and the approval of the 2014 Independent Directors Equity Plan.

Only shareholders of record at the close of business on March 26, 2014 will be entitled to notice of, and to vote at, the Annual Meeting and at any subsequent adjournments or postponements. Prior to the Annual Meeting, those shareholders will be able to vote at www.proxyvote.com. Each shareholder is entitled to one vote for each LLC interest held at the close of business on March 26, 2014.

The share register will not be closed between the record date and the date of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting is available for inspection at our principal executive offices at 125 West 55th Street, New York, New York 10019, and electronically during the Annual Meeting at www.virtualshareholdermeeting.com/MIC14 when you enter your 12-Digit Control Number.

You have three options for submitting your vote before the Annual Meeting:

•	Internet;
•	Phone; or
•	Mail.

We encourage you to vote promptly, even if you plan to participate in the Annual Meeting.

Important Notice Regarding the Internet Availability of Proxy Materials for the
Shareholder Meeting to be Held on May 21, 2014.
The proxy statement and our 2013 annual report are available on our web site at
www.macquarie.com/mic under “Investor Center/Reports and Presentations”.

By order of the board of directors,

Michael Kernan
General Counsel and Secretary

MACQUARIE INFRASTRUCTURE COMPANY LLC

i

Macquarie Infrastructure Company LLC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Company LLC.

Except where the context indicates otherwise, “Macquarie Infrastructure Company,” “MIC,” “we,” “us,” and “our” refer to Macquarie Infrastructure Company LLC, or the Company. References to “shareholders” refer to holders of limited liability company interests, or LLC interests, of Macquarie Infrastructure Company LLC.

“Macquarie Group” or “Macquarie” refers to the Macquarie Group of companies, which comprises Macquarie Group Limited (MGL) and its worldwide subsidiaries and affiliates, including our Manager, Macquarie Infrastructure Management (USA) Inc.

ii

MACQUARIE INFRASTRUCTURE COMPANY LLC
125 West 55th Street
New York, New York 10019

PROXY STATEMENT
for Annual Meeting of Shareholders on May 21, 2014

VOTING INSTRUCTION AND INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Macquarie Infrastructure Company LLC, a Delaware limited liability company, for the Annual Meeting of Shareholders of Macquarie Infrastructure Company LLC to be held on Wednesday, May 21, 2014 at 10:00 A.M. (Eastern Time). You can participate in the Annual Meeting online, vote your shares electronically and submit questions during the Meeting, by visiting www.virtualshareholdermeeting.com/MIC14 and for any subsequent adjournments or postponements of the 2014 Annual Meeting of Shareholders. Be sure to have your 12-Digit Control Number to access the Annual Meeting. The notice of Annual Meeting, proxy statement and proxy are first being distributed to shareholders on or about April 8, 2014.

Purpose of Meeting

As described in more detail in this proxy statement, shareholders will vote on the following proposals at the Annual Meeting:

•	the election of directors eligible for election by our shareholders to our board of directors to serve for a one-year term that expires at our 2015 Annual Meeting (Proposal 1);
•	the ratification of the selection of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2014 (Proposal 2);
•	the approval, on an advisory basis, of executive compensation (Proposal 3);
•	the approval of the 2014 Independent Directors Equity Plan (Proposal 4); and
•	any other business as may be properly brought before the meeting.

Internet and Electronic Availability of Proxy Materials

As permitted by the Securities and Exchange Commission, or the SEC, we are sending a Notice of Internet Availability of Proxy Materials, or the Notice, to shareholders who hold LLC interests in “street name” through a bank, broker or other holder of record. The Notice includes instructions on how to access this proxy statement and our 2013 annual report over the Internet or to request a printed set of these materials at no charge. The Notice also provides instructions on how to access your proxy card to be able to vote through the Internet or by telephone.

We are either mailing or providing notice and electronic delivery of the proxy solicitation materials and our 2013 annual report at https://materials.proxyvote.com/55608B on or around April 8, 2014 to all shareholders entitled to vote at the Annual Meeting. Prior to the Annual Meeting, shareholders will be able to vote, as well as access these documents, at www.proxyvote.com. At the Annual Meeting, shareholders will be able to participate, vote, access these documents and submit questions, by visiting www.virtualshareholdermeeting.com/MIC14.

Any beneficial owner may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. If you hold your LLC interests through a bank, broker or another financial institution, refer to the information provided by that entity for instructions on how to elect this option. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents and will reduce the impact of our annual meetings on the environment. An election to receive proxy materials by mail or email will remain in effect until terminated.

Procedure for Participating and Voting at the Annual Meeting

The Company will be hosting the Annual Meeting live via the Internet. A summary of the information you need to participate in the Annual Meeting online is provided below:

•	any shareholder can participate in the Annual Meeting live via the Internet at www.macquarie.com/mic under “Investor Center/Reports and Presentations”;
•	the webcast starts at 10:00 A.M. (Eastern Time), but access to the Annual Meeting will be available 15 minutes prior to such time and we encourage you to login during that period;
•	shareholders may vote and submit questions while participating in the Annual Meeting on the Internet;
•	please have your 12-Digit Control Number to enter the Annual Meeting;
•	instructions on how to participate via the Internet, including how to demonstrate proof of LLC interest ownership, are posted at www.virtualshareholdermeeting.com/MIC14; and
•	a webcast replay of the Annual Meeting will be available until December 31, 2014 at www.macquarie.com/mic under “Investor Center/Reports and Presentations”.

Voting by Proxy

In addition to voting at the Annual Meeting as described above, shareholders can vote by proxy in any of the following ways before the Annual Meeting:

•	By Internet. You can use the Internet to transmit your voting instructions up until 11:59 P.M. (Eastern Time) the day before the Annual Meeting. Instructions for voting over the Internet can be found in the enclosed proxy card or the Notice.
•	By Telephone. The number for telephone voting can be found on the enclosed proxy card or the Notice. Please have your 12-Digit Control Number to vote by telephone. Telephone voting is available 24 hours a day.
•	By Mail. Complete, sign, date and return the proxy card supplied by your broker, bank or other financial institution through which you hold your LLC interests.

WE MUST RECEIVE YOUR PROXY BY NO LATER THAN 11:59 P.M. (EASTERN TIME) ON MAY 20, 2014. IF WE DO NOT RECEIVE YOUR PROXY BY THAT TIME, YOUR PROXY WILL NOT BE VALID. IN THIS CASE, UNLESS YOU ATTEND THE ANNUAL MEETING, YOUR VOTE WILL NOT BE REPRESENTED.

The Internet and telephone voting procedures are designed to authenticate your identities, to allow you to give your voting instructions and to confirm that your instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with the requirements of applicable law. When voting by Internet or telephone, you should understand that, while neither we nor any third party proxy service providers charge fees for voting by Internet or telephone, there may nevertheless be costs, such as usage charges from Internet access providers and telephone companies, which must be borne by you.

Your proxy will be voted as you direct in your proxy. Proxies returned without voting directions, and without specifying a proxy to participate in the Annual Meeting and vote on your behalf, will be voted in accordance with the recommendations of our board. Our board recommends:

•	a vote FOR each of the five nominees for director to serve for a one-year term that expires at our 2015 Annual Meeting (Proposal 1);
•	a vote FOR the ratification of the selection of KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2014 (Proposal 2);

•	a vote FOR the proposal to approve, on an advisory basis, of executive compensation (Proposal 3); and
•	a vote FOR the approval of the 2014 Independent Directors Equity Plan (Proposal 4).

If any other matter properly comes before the Annual Meeting, your proxy will be voted on that matter by the proxy holders, in their discretion.

Revocation of Proxy

You may revoke or change your proxy before the Annual Meeting by:

•	subsequently executing and mailing a new proxy card that is received on a later date and no later than the deadline specified on the proxy card;
•	subsequently submitting a new proxy by Internet or telephone that is received by the deadline specified on the proxy card;
•	giving written notice of revocation to the attention of Michael Kernan, General Counsel and Secretary, Macquarie Infrastructure Company LLC, 125 West 55th Street, New York, New York 10019, that is received no later than 11:59 P.M. (Eastern Time) on May 20, 2014; or
•	voting on the Internet at our Annual Meeting.

If you need an additional proxy card and are a record holder, contact Michael Kernan, our General Counsel and Secretary, at 212-231-1849; if you are a beneficial owner, contact your bank, broker or other financial institution through which you hold your LLC interests.

Approval of Proposals and Solicitation

Each shareholder who owned LLC interests on March 26, 2014, the record date for the determination of shareholders entitled to vote at the Annual Meeting, is entitled to one vote for each LLC interest. On March 26, 2014, we had 56,459,047 LLC interests issued and outstanding that we believe were held by 103 holders of record representing approximately 52,000 beneficial holders.

Quorum

Under the third amended and restated operating agreement of the Company, which we refer to as the LLC agreement, the shareholders participating in person or by proxy holding a majority of the outstanding LLC interests entitled to vote shall constitute a quorum at a meeting of shareholders of the Company. Holders of LLC interests as of the record date are the only shareholders entitled to vote at the Annual Meeting. LLC interests represented by proxies that are marked “abstain” or that are represented by broker non-votes will be counted as present for purposes of determining the presence of a quorum. A broker non-vote occurs when the broker holding LLC interests for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power to vote on that proposal without specific voting instructions from the beneficial owner. Proposal 2 described in this proxy is a “discretionary” item. Proposals 1, 3 and 4 described in this proxy statement are “non-discretionary” items.

If the persons participating or represented by proxies at the Annual Meeting do not constitute a majority of the holders of outstanding LLC interests entitled to vote as of the record date, we will adjourn or postpone the Annual Meeting to a later date.

Approval of Proposals

Election of Directors.  For the election of directors (Proposal 1), the affirmative vote of a plurality of the votes cast on such proposal is required. The LLC agreement provides that shareholders are entitled, at the Annual Meeting of shareholders of the Company, to vote for the election of all of the directors other than the Chairman, and an alternate therefor appointed by our Manager. You may vote FOR any or all director nominees or you may WITHHOLD your vote as to one or more director nominees. Withholdings and broker non-votes will not be counted as votes cast.

Ratification of the Appointment of the Independent Auditor.  For the ratification of the independent auditor (Proposal 2), the affirmative vote of at least a majority of shares represented at the meeting in person or by proxy is required. You may vote FOR or AGAINST or you may ABSTAIN from the ratification of the independent auditor. An abstention will have the effect of a negative vote on this matter.

Approval, on an Advisory Basis, of Executive Compensation.  For the approval, on an advisory basis, of executive compensation (Proposal 3), the affirmative vote of at least a majority of shares represented at the meeting in person or by proxy is required. You may vote FOR or AGAINST or you may ABSTAIN from the advisory vote on executive compensation. An abstention will have the effect of a negative vote on this matter. A broker non-vote will not be counted as present for purposes of calculating the voting results on this matter.

Approval of the 2014 Independent Directors Equity Plan.  For the approval of the 2014 Independent Directors Equity Plan (Proposal 4), the affirmative vote of at least a majority of shares represented at the meeting in person or by proxy is required. You may vote FOR or AGAINST or you may ABSTAIN from the approval of the 2014 Independent Directors Equity Plan. An abstention will have the effect of a negative vote on this matter. A broker non-vote will be not be counted as present for purposes of calculating the voting results on this matter.

Other Matters.  Any other proposal that properly comes before the Annual Meeting must be approved by the affirmative vote of at least a majority of the votes represented at the meeting in person or by proxy in order to pass.

All votes will be tabulated by Broadridge Financial Services, the proxy tabulator and inspector of election appointed for the Annual Meeting. Broadridge Financial Services will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Ensuring Your Vote Counts

Under rules of the New York Stock Exchange, or NYSE, if you are a beneficial owner and hold your LLC interests in “street name,” you must give your bank, broker or other holder of record specific voting instructions for your LLC interests by the deadline provided in order to ensure your LLC interests are voted in the way you would like.

If you do not provide voting instructions to your bank, broker or other holder of record, whether your LLC interests can be voted by such person depends on the type of item being considered for vote.

Non-Discretionary Items.  Proposal 1, the election of directors, Proposal 3, the approval, on an advisory basis, of executive compensation and Proposal 4, the approval of the 2014 Independent Directors Equity Plan, are “non-discretionary items” and may not be voted on by brokers, banks or other holders of record who have not received specific voting instructions from beneficial owners. If you do not provide specific voting instructions, your LLC interests will be recorded as a broker non-vote and will not be counted as a vote cast or as present for purposes of calculating voting results.

Discretionary Items.  Proposal 2, the ratification of the appointment of the independent auditor, is a “discretionary item” and brokers, banks or other holders of record can vote your LLC interests on the ratification of the independent auditor in their discretion unless they receive specific voting instructions from you.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of this proxy statement and the proxy card. In addition to the solicitation of proxies by mail, solicitation may be made by certain employees of The Macquarie Group by telephone, telecopier or other means. These employees will receive no additional compensation for such solicitation. The Company will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial holders in accordance with the rules of the NYSE.

Delivery of Documents to Shareholders Sharing an Address

If you are the beneficial owner, but not the record holder, of LLC interests, the broker, bank or other financial institution through which you hold your LLC interests may only deliver one copy of this proxy statement and our 2013 annual report to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, to a shareholder at a shared address to which a single copy of the documents was delivered a copy of this proxy statement and our 2013 annual report. A shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request by writing to Macquarie Infrastructure Company LLC, Attn: Investor Relations 125 West 55th Street, New York, NY 10019, or by calling 212-231-1825. If you are a beneficial owner and would like to receive a separate copy of this proxy statement and our 2013 annual report, please contact the broker, bank or other financial institution through which you hold your LLC interests. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will also need to contact their broker, bank or other financial institution to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

PROPOSAL 1:
ELECTION OF DIRECTORS

Election of Directors

Five directors are eligible to be elected by our shareholders at this Annual Meeting and will serve a term that expires at our 2015 Annual Meeting. Each of Messrs. Brown, Carmany, Lentz and Webb and Ms. Sananikone has been nominated for re-election.

The following biographies highlight the specific skills, qualifications and experience of the directors nominated for election, and support the nomination and governance committee’s determination that these individuals are particularly qualified to serve on our board. The five nominees for election at the Annual Meeting are as follows.

Norman H. Brown, Jr. has served as a director of the Company since December 2004. He currently serves as a Member and Senior Managing Director of Brock Capital Group LLC, which provides investment banking services for early stage and middle market companies, a position he has held since December 2003. Mr. Brown’s previous experience comprises over 30 years of experience in the investment banking business. During 2002 and 2003, Mr. Brown attended to private investments. From December 2000 to December 2001, he was Managing Director and Senior Advisor for Credit Suisse First Boston in the Global Industrial & Services Group with new business development responsibility for Latin America. During Mr. Brown’s 15 years at Donaldson, Lufkin & Jenrette Securities Corporation, from June 1985 to December 2000, he was a member of the Mergers & Acquisitions Group, established and headed the Restructuring Group, and headed the Global Metals & Mining Group. Until December 2009, Mr. Brown was the lead independent director for W.P. Stewart & Co. Growth Fund, Inc.

Mr. Brown brings in-depth knowledge of financial markets and broad leadership experience to our board of directors, through his long tenure in the financial industry. His prior work and expertise in mergers and acquisitions and debt restructurings has allowed him to provide valuable advice on our past acquisitions and our recent efforts to strengthen our balance sheet. Mr. Brown’s experience as an independent director and lead director for other companies provides him with unique insight on corporate governance matters, which he has shared with the Company.

George W. Carmany, III has served as a director of the Company since December 2004. Since 1995, he has served as President of G.W. Carmany and Co., Inc., which advises developing companies in the life sciences and financial services industries. Mr. Carmany is a Senior Advisor to EnGeneIc Ltd., Essex Woodlands, and served in a similar capacity with Brown Brothers Harriman and Co. until 2014. In 2010, he retired as a director of SunLife Financial, Inc. He is a member of the advisory committee on education of the Harvard Medical School. From 1999 to 2001, he served as Chairman and Chief Executive of Helicon Therapeutics and continued to serve as Chairman of Helicon Therapeutics through August 2005. From 1996 to 1997, he also served as Chairman of the New England Medical Center Hospitals. Mr. Carmany’s previous experience includes over 20 years at the American Express Company, where he held senior positions in its international banking, corporate and asset management divisions, and nine years at Bankers Trust Company.

Mr. Carmany is an experienced executive, and he adds an important dimension to our board’s expertise through his considerable financial literacy and his work in advising developing companies. Mr. Carmany’s experience and background allows him to provide oversight and advice on financial reporting and accounting matters. As an advisor to developing companies, Mr. Carmany encounters and advises on a range of business, legal, risk management and financial issues. This experience has been valuable as our board has worked with our management team to address issues and manage risks arising out of the recent financial crisis and the slow economic recovery.

H.E. (Jack) Lentz has served as a director of the Company since August 2011. He currently serves as the non-executive chairman of the board of Rowan Companies Inc., a position he has held since January 2009. He also serves on the boards of Carbo Ceramics Inc. (since 2003), Peabody Energy Corporation (since 1998) and WPX Energy, Inc. (since 2012). He is a member of the audit committee and chair of the compensation committee of Carbo Ceramics Inc. and a member of the compensation committee of Rowan Companies, Inc. and WPX Energy, Inc. From March 2009 until May 2011, Mr. Lentz was a Managing Director at Lazard Freres & Co. Between September 2008 and March 2009, he was a Managing Director at Barclay’s Capital.

From 1993 until September 2008, he was a Managing Director at Lehman Brothers, where he headed the natural resources group (1993 – 1997) and was active in merchant banking. From 1988 to 1993, he was the Vice Chairman of Wasserstein Perella & Co. and head of its energy group. He started his career at Lehman Brothers in 1971.

Mr. Lentz is an experienced banker and board member with broad experience in the natural resources and energy industries, both of which are traditional infrastructure sectors. That experience allows him to inform our board on a wide range of governance, financial and operational issues, especially as they relate to the operations of our energy businesses, and the development of the Company’s strategic direction.

Ouma Sananikone has served as a director of the Company since February 2013. Ms. Sananikone currently serves as a non-executive director of the Caisse de Depot et Placement de Quebec in Canada (since 2007), as well as Icon Parking (since 2006) in the USA. She was also a non-executive director of Moto Hospitality Services (from 2006 to 2009) and Air Serv Holdings (from 2006 to 2013). She was previously Chairman of Smarte Carte from 2007 to 2010 and of EvolutionMedia from 2003 to 2005. She also acted as Australian Financial Services Fellow for the USA on behalf of Invest Australia from 2005 to 2008.

Ms. Sananikone served as director of State Super Corporation of NSW (Australia) from 2002 to 2005 and as a director of Babcock and Brown Direct Investment Fund (Australia) from 2002 to 2005. In addition, she was previously a Managing Director with responsibility for Corporate Strategy and Development at BT Financial Group, part of Westpac Banking Group from 2002 to 2003, and the Chief Executive Officer of Aberdeen Asset Management (Australia) Ltd, a division of Aberdeen Asset Management PLC from 2000 to 2001. From 1994 to 2000, Ms. Sananikone held senior positions at EquitiLink Group, which was later acquired by Aberdeen Asset Management PLC.

Ms. Sananikone is an experienced senior investment executive and board member with broad international experience in infrastructure industries and consortium arrangements. That experience allows her to inform our board on a wide range of governance, financial and operational issues, especially as they relate to the operations of our infrastructure businesses.

William H. Webb has served as a director of the Company since December 2004. He served as a member of the board of directors of Pernod Ricard S.A. from May 2003 until November 2009. Mr. Webb’s previous experience includes over 35 years in managing businesses of the Philip Morris group (now comprising Altria Group, Inc., Philip Morris International Inc. and Kraft Foods Inc. following the spin-off of Kraft Foods and Philip Morris International from the Altria Group) around the world. Mr. Webb was Chief Operating Officer for Philip Morris Companies Inc. in New York between May 1997 and August 2002. He also served as Vice Chairman of the board of directors of Philip Morris from August 2001 to August 2002. Mr. Webb has been a consultant to the Altria Group following his retirement from Philip Morris in August 2002, until October 2005.

Mr. Webb’s experience in senior management and on the boards of large public companies allows him to participate meaningfully in overseeing our Manager’s activities and in providing useful advice to our management team. His role as a director of other public companies allows him to inform our board as to corporate governance issues and trends and to act as an effective lead independent director for the Company. Mr. Webb uses his management experience to help our board and management fashion our business strategy, identify risks and oversee risk management and address key challenges, including a continuing focus on cost management.

Recommendation of the Board

Our board recommends that you vote FOR the election of each of Messrs. Brown, Carmany, Lentz and Webb and Ms. Sananikone to our board as directors for a term ending at our 2015 Annual Meeting. An affirmative vote of a plurality of the votes cast is required to elect each of Messrs. Brown, Carmany, Lentz and Webb and Ms. Sananikone.

PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

General

Our board has recommended and asks that you ratify the selection of KPMG LLP as our independent auditor for the Company for the fiscal year ending December 31, 2014. You would be so acting based on the recommendation of our audit committee.

KPMG LLP was engaged by us following our initial public offering in December 2004 to audit our annual financial statements for the 2004 fiscal year and was appointed by our audit committee and ratified by shareholders to audit our annual financial statements for each subsequent fiscal year. Based on its past performance during these audits, the audit committee of the board has selected KPMG LLP as our independent auditor to perform the audit of our financial statements and our internal control over financial reporting for 2014. KPMG LLP is a registered public accounting firm.

The affirmative vote of a majority of the shares represented at the meeting in person or by proxy is required to ratify the appointment of KPMG LLP. If you do not ratify the selection of KPMG LLP, our audit committee will reconsider its selection of KPMG LLP and may, but is not required to, make a new proposal for an independent auditor.

Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.

Fees

The chart below sets forth the total amount paid or payable by us to KPMG LLP in connection with the audit of our consolidated financial statements for the years indicated below and the total amounts billed to us by KPMG LLP for other services performed in those years, breaking down these amounts by category of service:

	2013	2012
Audit Fees(1)	$2,577,200	$2,339,200
Audit-Related Fees(2)	167,750	182,000
Tax Fees	—	—
All Other Fees	—	—
Total	$2,744,950	$2,521,200

(1)	“Audit Fees” are fees paid to KPMG LLP for professional services for the audit of our consolidated financial statements included in our annual reports on Form 10-K and the audit of our internal control over financial reporting, as well as the review of financial statements included in our quarterly reports on Form 10-Q. The amount for 2013 and 2012 includes fees related to the audit and review of District Energy, of which we own a 50.01% controlling interest. Audit fees incurred by District Energy will continue to be included in our consolidated results.
(2)	“Audit-Related Fees” are fees billed by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including in connection with attestation reports on fees paid to our Manager and in connection with our operating businesses and the audit of the 401(k) Plan during 2012. The amounts do not include fees related to the audit of IMTT, our 50% equity investment. Audit-related fees for IMTT were $388,000 and $375,000 for 2013 and 2012, respectively. During 2013, IMTT incurred additional costs of $55,000 in relation to documentation of controls and gap analysis.

Pre-Approval Policies and Procedures

The audit committee has established policies and procedures for its appraisal and approval of audit and non-audit services. The audit committee has the sole authority to pre-approve any audit and non-audit services to be provided by any registered public accounting firm. The audit committee has delegated to the chairman of the committee the authority to approve additional audit and non-audit services of KMPG LLP and any additional accounting firms. The delegation is limited to an aggregate of $50,000 in fees at any one time outstanding and not ratified by the audit committee, and confirmation of compliance with independence standards. The audit committee or its chairman has pre-approved all of the services provided by KPMG LLP since its engagement. All other audit-related, tax and other engagements may be approved by the audit committee prospectively.

In making its recommendation to ratify the selection of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2014, the audit committee has considered whether the services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP and has determined that such services do not interfere with KPMG LLP’s independence.

Recommendation of the Board

Our board recommends that, based on the recommendation of the audit committee, you vote FOR the ratification of the selection of KPMG LLP to serve as the independent auditor for the Company for the fiscal year ending December 31, 2014.

PROPOSAL 3:
APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION

General

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers. Accordingly, and pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our board has recommended and asks that you approve, on an advisory basis, the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis” section and the compensation tables and related narrative disclosure on pages 24 – 37 of this proxy statement. Unless the board determines otherwise, the next such vote will be held at the Company’s 2015 Annual Meeting of shareholders.

This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers.

As described in detail under the headings “Compensation Discussion and Analysis — General” and “Compensation Discussion and Analysis — Objectives of Macquarie’s Compensation Program,” the Company has a management services agreement with our Manager, a member of the Macquarie Group. Our Manager is responsible for the conduct of our Company’s day-to-day business and affairs and is entitled to receive base management fees and potentially performance fees for the provision of its services. The Macquarie employees who serve as our named executive officers have been seconded to us by our Manager on a full-time basis and we do not pay any compensation to them. Under our management services agreement, the services performed for the Company by our Manager are provided at our Manager’s expense, including all of the compensation of our named executive officers. The elements of the compensation program for our named executive officers derive from the general program established for employees of Macquarie. Macquarie’s approach is designed to drive shareholder returns over the short and long term, both for Macquarie shareholders as well as for shareholders of the entities managed by Macquarie, such as holders of our LLC interests. Macquarie’s compensation program endeavors to drive shareholder returns while managing risk in a prudent fashion by focusing on two main objectives: aligning the interests of staff and shareholders and attracting and retaining high-quality staff.

At our 2013 Annual Meeting, shareholders expressed support for our named executive officer compensation, with approximately 93% of the votes approving, on an advisory basis, our executive compensation for fiscal 2012. We are asking our shareholders to indicate their support for our named executive officer compensation for fiscal 2013 as described on pages 24 – 37 of this proxy statement. This vote is advisory and, therefore, will not affect the existing compensation or be binding on our Company or our Manager. However, our Company values the opinions of our shareholders and will carefully consider, and will inform our Manager of, the outcome of this vote.

The following resolution is submitted for a shareholder vote at the Annual Meeting:

“RESOLVED, that the shareholders of the Company approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the 2014 Annual Meeting pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section and the compensation tables and related narrative discussion set forth in such proxy statement.”

Recommendation of the Board

Our board recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL 4:
APPROVAL OF 2014 INDEPENDENT DIRECTORS EQUITY PLAN

We are asking our shareholders to approve the Macquarie Infrastructure Company LLC 2014 Independent Directors Equity Plan (the “2014 Plan”). On April 3, 2014, our board adopted the 2014 Plan, subject to approval by our shareholders.

The 2014 Plan is intended to be the successor to our Independent Directors Equity Plan adopted in 2004 (the “2004 Plan”), which expires on December 15, 2014. The annual awards to our independent directors described below, to be granted on the date of the 2014 Annual Meeting of Shareholders, will be granted under the 2004 Plan. If the 2014 Plan is approved by our shareholders, future awards to our independent directors will be granted under the 2014 Plan. The Company has no equity plans other than the 2004 Plan. Upon expiration of the 2004 Plan in 2014, the 2014 Plan will be the only equity plan of the Company. The executive officers and employees of the Company do not participate in any equity plans of the Company.

Description of the 2014 Plan

The material terms of the 2014 Plan are outlined below. The following description of the 2014 Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2014 Plan, which is attached as Appendix A. Shareholders are urged to read the text of the 2014 Plan in its entirety.

Purpose

The Plan is intended to promote the long-term growth and financial success of the Company by attracting, motivating and retaining independent directors of outstanding ability.

Eligibility and Type of Award

The only type of award that may be granted under the 2014 Plan is an award of director LLC interest units. A director LLC interest unit is an unsecured promise to transfer one LLC interest of the Company in the future on the settlement date, subject to satisfaction of the terms and conditions of the 2014 Plan and the applicable award agreement. The Compensation Committee has the authority, subject to the provisions of the 2014 Plan, including the limits on the number of LLC interests that may be granted annually and in the aggregate as described below, to determine the size of awards under the 2014 Plan and the terms and conditions of each award.

Only independent directors may participate in the Plan. An individual is an “independent director” if he or she is a member of the board who is not an employee of the Company, any of the Company’s subsidiaries or other affiliates or the Manager, and who is considered to be “independent” with respect to the Company pursuant to the Company’s governance policy, as amended from time to time. Five of our directors, Messrs. Brown, Carmany, Lentz and Webb and Ms. Sananikone, are currently eligible to participate in the 2014 Plan.

Number of Director LLC Interests

The maximum number of LLC Interests available for issuance under the 2014 Plan is 300,000 LLC interests. The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of awards granted to an independent director during any single fiscal year (excluding awards made at the election of the independent director in lieu of all or a portion of annual and committee cash retainers) may not exceed $350,000. LLC interests issued under the Plan may, in whole or in part, be authorized but unissued LLC interests or LLC interests that have been or may be reacquired by the Company in the open market, in private transactions, or otherwise. If any LLC interests subject to an award are forfeited, cancelled, exchanged or surrendered or if an award otherwise terminates or expires without a distribution of LLC interests to an independent director, the LLC interests with respect to such award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the 2014 Plan.

Vesting

Director LLC interest units become fully vested on the day immediately preceding the next annual meeting of shareholders after the award was granted, conditioned upon the director’s continued service on the board as of such date.

Director LLC interest units become fully vested immediately (i) if the director’s service on the board terminates due to the director’s death or disability or (ii) upon the consummation of a Change in Control (as defined in the 2014 Plan).

If a director’s service on the board terminates prior to the date on which such director’s director LLC interest units vest as described above, the director LLC interest units will terminate and be forfeited.

We credit director LLC interest units to a bookkeeping account. No interest or dividends accrue or are credited to any director LLC interest units or the director’s account. As soon as practicable following vesting, we will settle director LLC interest units by delivering to the director the equivalent whole number of LLC interests. LLC interest units cannot be settled in cash or any other kind of consideration, except that, if director LLC interest units vest upon a Change in Control, the 2014 Plan administrator may provide that the director LLC interest units be settled in the per-LLC interest consideration received by holders of the Company’s LLC interests in the transaction constituting a Change in Control. Prior to settlement, directors do not have the rights of a shareholder in any LLC interest corresponding to the director units.

Administration

The 2014 Plan is to be administered by the Compensation Committee. The Compensation Committee has the authority to adopt rules and regulations that it considers necessary or appropriate to carry out the purposes of the 2014 Plan and to interpret the 2014 Plan. The Compensation Committee may also delegate some or all of its authority under the 2014 Plan to a subcommittee, another committee of the board of directors or an officer of the Company.

Term of the Plan

The 2014 Plan will expire on the tenth anniversary of the date on which the 2014 Plan is approved by shareholders. The board of directors may amend or terminate the 2014 Plan at any time. However, the board of directors may not amend the 2014 Plan without a director’s consent if the amendment would materially and adversely affect the director’s rights to previously granted awards.

Market Price of LLC Interests

The closing price of one LLC Interest of the Company on the NYSE on April 2, 2014 was $57.35.

Plan Benefits

As described above, only independent directors of the Company will be eligible to participate in the 2014 Plan. Accordingly, none of our executive officers or employees will be eligible to participate in the 2014 Plan. The following table sets forth information about the director LLC interest unit grants that would have been granted under the 2014 Plan to the independent directors following the Annual Meeting if the 2014 Plan had been in effect prior to the Annual Meeting. The amount listed below represents the awards to be granted to the independent directors under the 2004 Plan in accordance with the Company’s current policy on director compensation, as described in this proxy statement under the heading “Director Compensation Fiscal Year 2013.” The 2014 Plan does not provide a formula for the determination of awards and the Compensation Committee will have the authority to determine the size of all awards under the 2014 Plan, subject to the limits on the number of LLC interests that may be granted annually and in the aggregate described under “Number of Director LLC Interests” above.

NEW PLAN BENEFITS
2014 Independent Directors Equity Plan

Name and Position	Dollar Value(1)	Number of Units(1)
All current independent directors as a group	$750,000	—

(1)	Each grant would consist of that number of LLC interests units that equals $150,000 divided by the average of the closing sale price of one LLC interest on the NYSE during the 10-day period immediately preceding the date of the annual meeting of shareholders to be held in 2015. The number of LLC interest units for each such grant is not determinable as of the date of this Proxy Statement due to fluctuating market prices.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income taxation consequences to participants and the Company with respect to participation in the 2014 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of LLC interests acquired under the 2014 Plan.

Upon the grant of director LLC interest units, an independent director will not recognize any taxable income. Generally, upon settlement of any the director LLC interest units, the independent director will recognize compensation taxable as ordinary income, and the Company will generally be entitled to a tax deduction, in an amount equal to the then-current fair market value of the LLC interests or other consideration received by the independent director.

Under certain circumstances, accelerated vesting of director LLC interest units under the 2014 Plan in connection with a Change in Control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Internal Revenue Code. To the extent it is so considered, the independent director holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the excess parachute payment.

The Company intends that awards granted under the 2014 Plan comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code, but makes no representation or warranty to that effect.

Recommendation of the Board

Our board recommends that you vote FOR the approval of the 2014 Plan. An affirmative vote of a majority of the votes cast is required for approval. The 2014 Plan will not go into effect if our shareholders do not vote “FOR” approval of the 2014 Plan.

GOVERNANCE INFORMATION

Our board of directors, which we sometimes refer to as our board, is responsible for managing and directing the business and affairs of our Company. Our board of directors is responsible for establishing broad objectives and the general course of the business, determining basic policies, appraising the adequacy of our overall results, and generally representing and furthering the interests of our shareholders.

Board Leadership Structure

Our current board leadership structure comprises of a chairman and an alternate chairman, each of whom is not a member of management but is appointed by our Manager, and a lead independent director in accordance with our corporate governance guidelines. Currently, William H. Webb serves as the lead independent director. Our lead independent director presides at executive sessions of our independent directors, which occur at least quarterly and more often as our independent directors deem appropriate. Each of our board committees is chaired by and wholly comprised of independent directors. We believe that this leadership structure is appropriate at this time given our externally-managed corporate structure and the benefits that this structure provides to our shareholders by combining our Manager’s knowledge of infrastructure businesses with independent oversight of our Manager’s activities.

Our board’s chairman and alternate chairman are appointed by our Manager pursuant to the management services agreement. The chairman presides over meetings of the board of directors and meetings of shareholders, prepares the agenda for meetings of our board of directors with input from our other directors and performs such other duties as may be assigned by our board of directors. Our alternate chairman is entitled to attend all meetings of the board and exercises the voting rights of our chairman and fulfills the duties of our chairman if he is absent. Because our chairman and alternate chairman are appointed by our Manager, but are not members of our management team, they are able to draw upon their extensive knowledge of infrastructure businesses and provide a strategic perspective on our business activities.

The following biographies highlight the qualifications and experience of Mr. Stanley, our chairman, and Ms. Wikramanayake, our alternate chairman.

Martin Stanley has served as chairman of the Company since July 2013, and prior to that served as alternate chairman of the Company since April 2011. Mr. Stanley is Global Head of the Macquarie Infrastructure and Real Assets division, which manages a significant global portfolio invested in sectors including airports, roads, rail, utilities, renewable energy, telecommunications, industrials, property and media. These assets are owned through a variety of listed and unlisted funds and co-investment vehicles. He joined Macquarie in July 2004 to assist with fund raising for Macquarie’s first European Infrastructure Fund (MEIF) and to direct the acquisition and management of that fund’s infrastructure assets. He subsequently became Chief Executive Officer of MEIF and its two follow-on funds. Together, the three MEIF funds have combined equity under management of more than €7 billion. Mr. Stanley was integral to the development of Macquarie’s European infrastructure portfolio, including overseeing landmark investments such as the British gas distribution business, Wales & West Utilities Ltd; renewable energy operator, Energy Power Resources; the UK’s largest water company, Thames Water; French toll road operator, APRR; media transmission network, National Grid Wireless; the emergency service communication network, Airwave; and German metering business, Techem AG. Prior to joining Macquarie, Mr. Stanley was a director at TXU Europe Group Plc, the energy services company whose operations included the generation, supply and trading of electricity and gas. Mr. Stanley has more than 20 years of experience in the utility sector having started his career in 1986 with Manweb Plc, the regulated asset owner and license holder for the power distribution network covering Merseyside, Cheshire and North Wales.

Mr. Stanley brings extensive knowledge of the infrastructure industry and its regulatory environment from his tenure in various leadership positions within the Macquarie Group. His understanding of the Group’s international operations and new business development makes him well-placed to provide strategic direction and industry insight to the Company. Mr. Stanley’s service on the investment committees of Macquarie Group managed vehicles affords him insight as to the valuation of infrastructure assets, their operations and key drivers in evaluating potential transactions.

Shemara Wikramanayake has served as alternate chairman since July 2013. Ms. Wikramanayake joined the Macquarie Group in 1987. She has been an Executive Director of the Macquarie Group since 1997. She currently heads its Macquarie Funds Group, a position she has held since 2008 and is a member of Macquarie Group’s Executive Committee. Previously, Ms. Wikramanayake was head of the predecessor to the Macquarie Infrastructure and Real Assets division in New York from 2004 to 2008, and served as the Company’s alternate chairman from its original listing until 2007. Before that, she was the head of the Prudential Oversight team in the Investment Banking Group, a position she held since 2001. Prior to 2001, Ms. Wikramanayake spent 14 years in Macquarie Bank Limited’s Corporate Advisory team, where she advised on a range of transactions, including mergers and acquisitions, restructurings, valuations and public sector advice and privatizations, established and headed Macquarie Bank Limited’s Corporate Advisory office in New Zealand and helped develop Corporate Advisory operations in Asia based in Hong Kong and Malaysia.

Our Board’s Role in Risk Oversight

Our board of directors is responsible for overseeing our Company’s risk management. It discharges this responsibility directly and through its committees.

Our board of directors and its committees regularly review material enterprise, strategic, operational, legal and compliance risks with senior management of the Company and our Manager. Our board of directors is responsible for endorsing the Company’s risk management framework, including key policies and procedures and approval of any changes to the framework or any key risk policies and procedures; monitoring compliance with the risk management framework and delegating authority to management, where appropriate. On a regular basis, the board is presented with risk and compliance reports from management and compliance personnel directly responsible for the identification, evaluation and monitoring of risks within the business.

As part of the monitoring process, the board or the appropriate committee is provided with the following information at scheduled board meetings: any proposed changes to the risk management framework; key policies and procedures or reporting arrangement for its approval; reports on exposures, non-compliance with key policies and general effectiveness of risk management system, as appropriate; results of independent reviews or audits of the control environment; and the relevant management information. While our board oversees risk management, the Company’s management is responsible for managing risk.

Our board of directors has delegated responsibility for the oversight of certain specific risks to the audit committee. The audit committee is responsible for an annual review of our Company’s policies with respect to risk assessment and risk management. The audit committee has primary responsibility for overseeing risk policies and processes relating to the financial statements and financial reporting, as well as overseeing management of our legal and regulatory risks and our compliance with applicable laws and regulations. Our audit committee is primarily responsible for assessing the adequacy of our internal control framework, including accounting and operational risk management controls based on information provided or obtained from management. Our audit committee is responsible for reviewing and monitoring our code of ethics and conduct to guard against significant conflicts of interest and dishonest, unethical or illegal activities. The audit committee periodically reviews the performance of the Company’s accounting and financial personnel and reviews material litigation and regulatory proceedings and other matters relating to potentially significant corporate liability with the Company’s general counsel.

Compensation Risk Assessment

The Company’s compensation committee does not have responsibility for reviewing the compensation of the Company’s executives, who are compensated by the Company’s Manager operating under the management services agreement. The compensation committee nonetheless believes that the Manager’s compensation policies and practices with respect to the Company’s executives do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the committee considered that the elements of compensation are balanced among current cash payments, deferred cash and equity awards, the time vesting requirements of the Macquarie profit share program, which help align the executives’ interests with those of long-term shareholders, the fact that compensation is based on financial performance and other measures including leadership and upholding Macquarie’s values, and the oversight by the board of directors of the executives’ actions.

Board Composition and Independence

Our board of directors consists of six directors, five of whom were elected by shareholders of the Company at the last Annual Meeting. The remaining director, our chairman, currently Martin Stanley, is appointed by our Manager under the terms of our management services agreement. Shemara Wikramanayake was appointed as an alternate chairman by our Manager under the terms of the management services agreement effective July 2013. Except for Messr. Stanley and Ms. Wikramanayake, all directors’ terms expire at the Annual Meeting.

The board is composed of a majority of independent directors. In accordance with the listing standards of the NYSE, to be considered independent, the board must affirmatively determine that a director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, and that the director meets other NYSE independence standards. Mr. Webb maintains a private banking relationship with Macquarie Bank Limited, or MBL, an affiliate of our Manager, in an amount that is immaterial to MBL. The board has determined that this relationship is immaterial to a determination of director independence. Ms. Sananikone currently serves as a non-executive director of Icon Parking and she was previously Chairman of Smarte Carte and a non-executive director of Moto Hospitality Services and Air-Serv Holdings, which are companies that are or were owned by investor consortiums but managed by affiliates of the Manager of the Company. In each case Ms. Sananikone was the appointee of non-Macquarie investors of the consortium investment vehicle. The board has determined that these relationships are immaterial to a determination of independence. As a result, the board has determined that Messrs. Brown, Carmany, Lentz and Webb and Ms. Sananikone are independent under NYSE standards and Mr. Stanley and Ms. Wikramanayake, as Mr. Stanley’s alternate, are not independent under the NYSE standards.

Certain Information Regarding Our Directors and Executive Officers

The name and age of each director, including the alternate chairman, and each executive officer and the positions held by each of them as of March 31, 2014 are as follows:

Director	Age	Serving as Officer, Director or Alternate Since	Position
Martin Stanley	50	July 2013	Chairman/Director
Norman H. Brown, Jr.	67	December 2004	Director
George W. Carmany, III	74	December 2004	Director
H.E. (Jack) Lentz	69	August 2011	Director
Ouma Sananikone	56	February 2013	Director
William H. Webb	74	December 2004	Director
Shemara Wikramanayake	52	July 2013	Alternate Chairman
James Hooke	43	May 2009	Chief Executive Officer
Todd Weintraub	50	November 2008	Chief Financial Officer

Executive Officers

James Hooke was appointed chief executive officer of the Company in May 2009. Mr. Hooke is seconded to the Company as chief executive officer by our Manager under the terms of our management services agreement. He joined the Macquarie Group in 2007 as a division director in the Macquarie Infrastructure and Real Assets unit (formerly known as Macquarie Capital Funds) of the Macquarie Funds Group. The Macquarie Funds Group is an operating division of the Macquarie Group. Effective July 1, 2010, Mr. Hooke was promoted to executive director.

Prior to becoming chief executive officer of the Company, Mr. Hooke was responsible for management of a portfolio company investment for Macquarie Infrastructure Partners Inc., the manager of two unlisted infrastructure funds responsible for investing and managing approximately $5.5 billion of investor commitments across a range of North American infrastructure businesses. Mr. Hooke was also responsible for the management of several portfolio company investments for other Macquarie affiliates and clients. Prior to joining Macquarie and since 2001, Mr. Hooke served in various senior management positions with Fairfax Media Limited, a newspaper publisher in Australia and New Zealand.

Todd Weintraub was appointed chief financial officer of the Company in November 2008. He joined the Macquarie Group in May 2005 serving as Vice President of Finance for the Company, reporting to the chief financial officer. Prior to Mr. Weintraub’s being appointed to chief financial officer of the Company, he served as the Company’s principal accounting officer from September of 2006. Effective July 1, 2010, Mr. Weintraub was promoted to division director of Macquarie Financial Management Group (formerly known as Macquarie Corporate Affairs Group).

Before joining Macquarie, Mr. Weintraub served as Director of Accounting at Pathmark Foods from February 2004 to May 2005 and from January 2000 to December 2002 as the Chief Financial Officer of United Natural Foods, Inc.

Board Meetings and Committees; Annual Meeting Attendance

Our board met ten times in total in 2013. All directors except Mr. Webb attended at least 75% of the combined board and committee meetings on which they served in 2013. In addition, it is the policy of our board that our directors are expected to use reasonable efforts to attend the Annual Meeting of Shareholders. All of our directors then in office participated in our 2013 Annual Meeting of Shareholders.

The LLC agreement gives our board the authority to delegate its powers to committees appointed by the board. All of our committees are composed solely of independent directors. Our committees are required to conduct meetings and take action in accordance with the directions of the board, the provisions of our LLC agreement and the terms of the respective committee charters. We have three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Copies of all committee charters, are available on our website at www.macquarie.com/mic under “Investor Center/Governance,” and in print from us without charge upon request by writing to Investor Relations at our principal executive offices at 125 West 55th Street, New York, New York 10019. The information on our website is not, and shall not be deemed to be, incorporated by reference into this proxy statement or incorporated into any other filings that the Company makes with the SEC.

Audit Committee.  The audit committee is composed of Messrs. Brown (Chair), Carmany, Lentz and Webb and Ms. Sananikone. The board has determined that each member of the audit committee meets the independence requirements of the NYSE and Rule 10A-3 of the Exchange Act. The board has also determined that Messrs. Brown and Carmany qualify as audit committee financial experts as defined by the SEC. The audit committee met five times during 2013. The audit committee is responsible for, among other things:

•	retaining and overseeing our independent accountants;
•	assisting the Company’s board of directors in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements;
•	reviewing and approving the plan and scope of the internal and external audit;
•	pre-approving any audit and non-audit services provided by our independent auditors;
•	approving the fees to be paid to our independent auditors;
•	reviewing with our chief executive officer and chief financial officer and independent auditors the adequacy and effectiveness of our internal controls;
•	preparing the audit committee report to be filed with the SEC;
•	reviewing and assessing annually the audit committee’s performance and the adequacy of its charter;
•	reviewing financial disclosure documents;
•	reviewing and approving related party transactions;
•	overseeing compliance with our code of ethics and conduct by our officers and directors;
•	reviewing the legal and regulatory compliance function; and
•	serving as a qualified legal compliance committee.

Compensation Committee.  The compensation committee is composed of Messrs. Webb (Chair), Brown, Carmany and Lentz and Ms. Sananikone. The board has determined that each member of the compensation committee meets the independence requirements of the NYSE. In addition, each committee member is an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and is a “non-employee director” within the meaning of Section 16 of the Exchange Act. The compensation committee met seven times during 2013. The responsibilities of the compensation committee include:

•	reviewing our Manager’s performance of its obligations under the management services agreement;
•	reviewing the remuneration of our Manager;
•	determining the compensation of our independent directors; and
•	granting rights to indemnification and reimbursement of expenses to the Manager and any seconded individuals.

As described in “Compensation, Discussion and Analysis,” our chief executive officer and chief financial officer are seconded to us by our Manager and our Manager compensates these officers.

Our compensation committee may delegate any of its authority and duties described above to subcommittees or individual members of the committee, as it deems appropriate and in accordance with applicable laws and regulations. Additionally, our board of directors has adopted a policy pursuant to which it has delegated authority to make decisions relating to compensation plans and agreements (other than long-term incentive compensation or equity plans) to members of the Company’s senior management, or where appropriate, to the boards of directors of our individual businesses. This delegation of authority applies with respect to employees of our operating businesses, who are not members of the Company’s senior management.

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee is composed of Messrs. Lentz (Chair), Brown and Webb and Ms. Sananikone. The board has determined that each member of the nominating and corporate governance committee meets the independence requirements of the NYSE. The nominating and corporate governance committee met twice during 2013. The nominating and corporate governance committee is responsible for, among other things:

•	recommending the number of directors to comprise the board of directors;
•	identifying and evaluating individuals qualified to become members of the board of directors, other than our Manager’s appointed director and his alternate, and soliciting recommendations for director nominees from the chairman and chief executive officer of the Company;
•	recommending to the board the director nominees for each annual shareholders’ meeting, other than our Manager’s appointed director and his alternate;
•	recommending to the board of directors the candidates for filling vacancies that may occur between annual shareholders’ meetings, other than our Manager’s appointed director and his alternate;
•	reviewing independent director compensation and board processes, self-evaluations and policies;
•	making recommendations to the board on matters of corporate governance, including changes to the corporate governance guidelines; and
•	monitoring developments in the law and practice of corporate governance.

Compensation Committee Interlocks and Insider Participation

Messrs. Brown, Carmany, Lentz and Webb and Ms. Sananikone are members of our compensation committee. None of the members of our compensation committee is, or has been, an employee of the Company. During 2013, no member of our compensation committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of the Company’s executive officers or members of the Company’s board of directors has served as a member of a compensation committee (or if no committee performs that function, the board of directors) of any other entity that has an executive officer serving as a member of the Company’s board of directors or compensation committee.

Director Retirement Policy

The board adopted a director retirement policy in 2011 pursuant to which a director must tender his or her resignation upon reaching the age of 75, to be effective upon the first annual shareholder meeting following such director’s birthday. The age limit is not subject to waiver by the board.

Executive Sessions of Our Board

Our corporate governance guidelines provide that the non-management directors will meet without management directors at regularly scheduled executive sessions at least quarterly and at such other times as they deem appropriate. To the extent that any non-management directors are not independent, the independent directors will meet in regularly scheduled executive sessions at least once annually. In accordance with our corporate governance guidelines, the lead independent director, or alternatively, the chairman of the audit committee, nominating and corporate governance committee or compensation committee, will preside at these executive sessions of the non-management directors as determined by the non-executive directors based upon the subject matter to be discussed. Mr. Webb presided, and continues to preside, over these sessions.

Corporate Governance Guidelines and Code of Ethics and Conduct

Our board has adopted corporate governance guidelines that set forth our corporate governance objectives and policies and govern the functioning of the board. We also have a code of ethics and conduct that sets forth our commitment to ethical business practices. Our code of ethics and conduct applies to our directors, officers and employees, including our chief executive officer and chief financial officer, and also applies to our Manager, its employees and any affiliates of our Manager that perform management services for us pursuant to the management services agreement.

Our corporate governance guidelines and our code of ethics and conduct are available on our website at www.macquarie.com/mic under “Investor Center/Governance” and in print from us without charge upon request by writing to Investor Relations at Macquarie Infrastructure Company LLC, 125 West 55th Street, New York, New York 10019.

Minimum Shareholding Guidelines

Our board, upon the recommendation of our nominating and corporate governance committee, has adopted stock ownership guidelines to align the interests of our non-management directors with the interests of our shareholders. Non-management directors are required to hold LLC interests with a value equal to $300,000, based on the closing price of the LLC interests on the NYSE on the later of the date of adoption of the policy and the date such director is first elected or appointed to the board. Non-management directors have up to five years to meet these requirements provided that LLC interests with a value of at least $50,000 should be owned within the first year. Our non-management directors are each in compliance with this policy.

Nominations of Directors

As provided in its charter, the nominating and corporate governance committee will identify and recommend to the board nominees for election or re-election to the board. The committee will review candidates for the board recommended by the Company’s management and other members of the board who are not members of the committee, as well as candidates recommended by shareholders, in accordance with the following criteria and as discussed in “Shareholder Nominations of Directors” below.

The nominating and corporate governance committee, in making its recommendations, may consider some or all of the following factors, among others:

•	developments in the law and practice of corporate governance;
•	the candidate’s judgment, skill, diversity and experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight;
•	the relationship of the candidate’s experience to the experience of other board members;
•	the extent to which the candidate would be a valuable addition to the board and any committees thereof;

•	whether or not the person has any relationships that might impair his or her independence, including any business, financial or family relationships with the Manager or the Company’s management; and
•	the candidate’s ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills, and knowledge of the industry in which the Company operates.

Our nominating and corporate governance committee aims to achieve a board of directors that, as a whole, provides effective oversight of the management and business of our Company. Therefore, the committee believes that our directors should represent an appropriate diversity of experience, expertise, skills, specialized knowledge and other qualifications and attributes that provide for a variety of viewpoints. We believe that a director nominee should not be chosen or excluded solely or largely because of race, ethnicity, gender, age, national origin, or sexual orientation or identity.

In recommending candidates for election as directors, the nominating and corporate governance committee will also take into consideration the need for the board of directors to have a majority of directors that are independent under the requirements of the NYSE and other applicable laws, and at least four directors that are independent under these requirements.

In addition, the nominating and corporate governance committee will recommend candidates for election as directors based on the following criteria and qualifications:

•	Financial Literacy. Such person should be “financially literate” as such qualification is interpreted by the board of directors in its business judgment.
•	Leadership Experience. Such person should possess significant leadership experience, such as experience in business, finance/accounting, law, education or government, and shall possess qualities reflecting a proven record of accomplishment and ability to work with others.
•	Commitment to Our Company’s Values. Such person shall be committed to promoting our financial success and preserving and enhancing our reputation as a leader in the infrastructure sector, and shall be in agreement with our values as embodied in our code of ethics and conduct.
•	Absence of Conflicting Commitments. Such person should not have commitments that would conflict with the time commitments of a director of our Company.
•	Complementary Attributes. Such person shall have skills and talents which would be a valuable addition to the board and any committees thereof and that shall complement the skills and talents of our existing directors.
•	Reputation and Integrity. Such person shall be of high repute and integrity.

Under the corporate governance guidelines, directors must inform the chairman of the board and the chairman of the nominating and corporate governance committee in advance of accepting an invitation to serve on another public company board or any committee thereof. In addition, no director may sit on the board, or beneficially own more than 5% equity interest in (other than through mutual funds or similar non-discretionary, undirected arrangements) any competitor of the Company in our principal lines of business.

Shareholder Nominations of Directors

To make a director nomination, a shareholder must give written notice to our Secretary at our principal executive office at 125 West 55th Street, New York, New York 10019. To be considered for inclusion in our proxy statement for the 2015 Annual Meeting of Shareholders, shareholder nominations must be received by the Company no later than January 21, 2015 and no earlier than December 22, 2014.

When directors are to be elected at a special meeting, such notice must be given not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which a public announcement is first made of the date of the special meeting and of the nominees proposed by the board to be elected at such meeting.

In addition to any other requirements, for a shareholder to properly bring a nomination for director before either an annual or special meeting, the shareholder must be a shareholder of record on both the date of the shareholder’s notice of nomination and the record date relating to the meeting.

The shareholder submitting the recommendation must submit:

•	the shareholder’s name and address as they appear on the share register of the Company, as well as the name and address of the beneficial owner, if any, on whose behalf the nomination is made;
•	the number of LLC interests which are owned beneficially and of record by such shareholder and such beneficial owner, if any; and
•	a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons pursuant to which the recommendation is being made by the shareholder.

In addition, any such notice from a shareholder recommending a director nominee must include the following information:

•	the candidate’s name, age, business address and residence address;
•	the candidate’s principal occupation or employment;
•	the number of LLC interests that are beneficially owned by the candidate;
•	a copy of the candidate’s resume;
•	a written consent from the candidate to being named in the proxy statement as a nominee and to serving as director, if elected; and
•	any other information relating to such candidate that would be required to be disclosed in solicitations of proxies for election of directors under the federal securities laws, including Regulation 14A of the Exchange Act.

We may require any proposed nominee to furnish any additional information that we reasonably require to enable our nominating and corporate governance committee to determine the eligibility of the proposed nominee to serve as a director. Candidates are evaluated based on the standards, guidelines and criteria discussed above as well as other factors contained in the nominating and corporate governance committee’s charter, our corporate governance guidelines, other of our policies and guidelines and the current needs of the board.

Communications with Our Board

Communications to our board, any director individually or our lead independent director may be made by writing to the following address:

Attention: [Board of Directors] [Board Member] [Lead Independent Director]
c/o Michael Kernan, General Counsel and Secretary
125 West 55th Street
New York, NY 10019
United States of America

Communications sent to the physical mailing address are forwarded to the relevant director, if addressed to an individual director or the lead independent director, or to the chairman of our board if addressed to the board.

DIRECTOR COMPENSATION FISCAL YEAR 2013

The following table sets forth the compensation payable by us to our directors eligible for election by our shareholders for service during the fiscal year ended December 31, 2013. We do not compensate our chairman or our alternate chairman for their services on our board of directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Norman H. Brown, Jr.(2)	79,500	147,949	227,449
George W. Carmany, III(2)	66,000	147,949	213,949
H.E. (Jack) Lentz(2)	66,500	147,949	214,449
Ouma Sananikone(2)	53,358	147,949	201,307
William H. Webb(2)	60,000	147,949	207,949

(1)	Represents the grant date fair value of stock awards computed in accordance with ASC 718 Compensation — Stock Compensation, based on the closing price of LLC interests on May 20, 2013, the date of grant.
(2)	Stock awards are calculated in accordance with ASC 505-50 Equity — Equity Based Payments to Non-Employees and ASC 718. On May 20, 2013, Messrs. Brown, Carmany, Lentz and Webb and Ms. Sananikone were each granted 2,582 director LLC interest units, resulting in an aggregate grant of 12,910 director LLC interest units. These director LLC interest units, which equal $150,000 per director divided by the average closing price for the ten days preceding the grant date, being $58.09 per director LLC interest unit, vest on the day immediately preceding our 2014 Annual Meeting of shareholders. Upon vesting of the director LLC interest units, each director has the right to receive 2,582 LLC interests, which had a market value of $140,538 based on the per share closing price on the NYSE of our LLC interests on December 31, 2013. The above are the only equity grants by the Company to directors that were outstanding at December 31, 2013.

Director Fees

Our directors eligible for election by our shareholders each receive annual cash retainers of $50,000 for service on the board, payable in equal quarterly installments, as well as cash compensation for attendance at committee meetings and an annual retainer for service as committee chairman. The existing independent directors’ equity plan, which governed awards granted to the independent directors in 2013 and will govern awards granted to the independent directors at the Annual Meeting, provides for automatic, non-discretionary awards of director LLC interest units as an additional fee for the independent directors’ services on the board. Directors (including the chairman and the alternate chairman appointed by our Manager) are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors or committees and for any expenses reasonably incurred in their capacity as directors and alternate chairman, respectively. The Company also reimburses directors for all reasonable and authorized business expenses in accordance with the policies of the Company as in effect from time to time.

The existing independent directors equity plan expires on December 15, 2014. The 2014 Independent Directors Equity Plan, for which stockholder approval is being sought under Proposal 4 in this proxy statement, is intended to be a successor to this plan. Under the 2014 Plan, if approved by the shareholders, there is no formula to determine the size of awards and the Compensation Committee will, subject to the provisions of the plan, including the limits on the number of LLC interests that may be granted annually and in the aggregate described under Proposal 4, have the authority to determine the size of all awards and terms and conditions thereof.

Messrs. Brown, Carmany and Webb have been directors since the closing of our initial public offering in December 2004, Mr. Lentz was appointed as a director effective August 12, 2011 and Ms. Sananikone was appointed as a director effective February 21, 2013. Each member of the Company’s various standing committees also receives the following compensation related to service on these committees:

•	for attending a committee meeting in person (if any): $3,000 for each meeting of the audit committee; $2,000 for each meeting of the nominating and corporate governance committee; and $2,000 for each meeting of the compensation committee; and
•	for attending a telephonic committee meeting (if any): $1,500 for each meeting of the audit committee; $1,000 for each meeting of the nominating and corporate governance committee; and $1,000 for each meeting of the compensation committee.

The chairperson of the audit committee, nominating and corporate governance committee and compensation committee also receive an annual cash retainer, payable in equal quarterly installments, of $5,000, $2,000 and $2,000, respectively.

Independent Directors’ Equity Plan

The Company’s existing independent directors’ equity plan provides for automatic, non-discretionary awards of director LLC interest units as an additional fee for the independent directors’ services on the board. The purpose of this plan is to promote the long-term growth and financial success of the Company by attracting, motivating and retaining independent directors of outstanding ability.

Only independent directors may participate in the plan. Five of our directors, Messrs. Brown, Carmany, Lentz and Webb and Ms. Sananikone, are eligible to participate in the plan. The chairman of the board of directors administers the plan. If the chairman is eligible for any awards under the plan, the plan will be administered by the most senior member of the board based on length of service who is not eligible for any awards under the plan. The administrator has the authority to adopt rules and regulations that he or she considers necessary or appropriate to carry out the purposes of the plan and to interpret the plan. The administrator may also delegate some or all of his or her authority under the plan to an officer of the Company.

On May 20, 2013, Messrs. Brown, Carmany, Lentz and Webb and Ms. Sananikone each received 2,582 director restricted LLC interest units. These units will vest on the day immediately preceding the 2014 Annual Meeting. In addition, each independent director nominee will be eligible to receive, upon election at the 2014 Annual Meeting, a grant of director LLC interest units equal to $150,000 divided by the average of the closing price on the NYSE of one LLC interest during the ten-day period immediately preceding the date of our 2014 Annual Meeting. Generally, units granted at each Annual Meeting of shareholders will vest (assuming continued service of the director) on the day immediately preceding the next Annual Meeting of shareholders held following the date of grant.

If a director’s service on the board terminates by reason of death or disability or in the event of a business combination (as defined in the Company’s LLC agreement) of the Company during the director’s service, the director LLC interest units will vest immediately.

We credit director LLC interest units to a bookkeeping account. No interest or dividends accrue or are credited to any director LLC interest units or the director’s account. As soon as practical following vesting, we will settle director LLC interest units by delivering to the director the equivalent whole number of LLC interests. LLC interest units cannot be settled in cash or any other kind of consideration. Prior to settlement, directors do not have the rights of a shareholder in any LLC interest corresponding to the director units.

The plan will expire on December 15, 2014, which is the tenth anniversary of the date on which the plan was approved by shareholders. The administrator may amend, modify or suspend the plan at any time. However, the administrator may not amend the plan without a director’s consent if the amendment would adversely affect the director’s rights to previously granted awards. The 2014 Independent Directors Equity Plan, for which stockholder approval is being sought under Proposal 4, is intended to be a successor to this plan. The annual awards to our independent directors to be granted on the date of this year’s Annual Meeting, will be granted under the existing plan. Future awards will be granted under the 2014 Independent Directors Equity Plan, if approved by the shareholders at the 2014 Annual Meeting. Under the 2014 Plan, if approved by the shareholders, there is no formula to determine the size of awards and the Compensation Committee will, subject to the provisions of the plan, including the limits on the number of LLC interests that may be granted annually and in the aggregate described under Proposal 4 in this proxy statement, have the authority to determine the size of all awards and terms and conditions thereof.

COMPENSATION DISCUSSION AND ANALYSIS

General

Our Company has a management services agreement with our Manager, a member of the Macquarie Group. The management services agreement defines our Manager’s duties and responsibilities and is subject to the oversight and supervision of our Company’s board of directors. Our Manager is responsible for the conduct of our Company’s day-to-day business and affairs and is entitled to receive base management and potentially performance fees for the provision of its services. These fees are set forth below under “Certain Relationships and Related Party Transactions.” The Macquarie employees who serve as our chief executive officer and our chief financial officer have been assigned, or seconded, to us by our Manager and they have a fiduciary duty to act in the best interests of our Company. While our named executive officers derive profit share allocations from Macquarie, there is a strong alignment of interest between these employees and our shareholders for the following reasons:

•	Our Company pays management and potentially performance fees to Macquarie in accordance with the management services agreement. Management fees are linked to the market capitalization of our Company and performance fees can be paid based on the ongoing out-performance of our Company relative to a utilities benchmark.
•	Macquarie holds a significant interest in our Company and from time to time has reinvested its fees in our Company’s LLC interests. At March 31, 2014, Macquarie had a 5.8% interest in our Company.
•	The staff of Macquarie Group understand that the relationship with Macquarie-managed entities is a long-term and recurring one and important to Macquarie’s welfare as a whole. They take a long-term approach to adding value in connection with the managed entities rather than solely focusing on the fees that would result from any one transaction.
•	The compensation system adopted by Macquarie, discussed in detail below, links the compensation of our named executive officers to our performance.

We do not pay any compensation to our named executive officers. Instead, we pay our Manager the base management fees and potentially performance fees discussed above. The Company does not have any employees. James Hooke, our chief executive officer and a Macquarie executive director, and Todd Weintraub, our chief financial officer and a Macquarie division director, are employed by Macquarie and are seconded to us on a full-time basis. Under our management services agreement, the services performed for the Company by our Manager are provided at its expense, including all of the compensation of our seconded executive officers. Messrs. Hooke and Weintraub are our only named executive officers.

James Hooke was appointed as our chief executive officer effective May 9, 2009, but joined Macquarie effective September 17, 2007. Todd Weintraub has served as our chief financial officer since November 25, 2008. The purpose of this compensation discussion and analysis is to provide our investors with information about the components of the compensation paid to our named executive officers by Macquarie, and the policies and objectives served by Macquarie’s compensation program.

Objectives of Macquarie’s Compensation Program

The elements of the compensation program for our named executive officers are derived from the general program established for employees of Macquarie. Macquarie’s approach to compensation is designed to drive shareholder returns over the long term, both for Macquarie shareholders as well as for shareholders of the entities managed by Macquarie including holders of our LLC interests. Macquarie’s compensation program endeavors to drive shareholder returns while managing risk in a prudent fashion by focusing on two main objectives. The first objective is to attract and retain high-quality staff. The second objective is to align the interests of staff and shareholders by motivating staff through its compensation policies to increase Macquarie’s net profit after tax and sustain a high relative return on capital while managing risk. Growing net profit after tax and sustaining a high return on capital are fundamental drivers of total shareholder returns for Macquarie shareholders. These twin objectives encourage executives to expand existing businesses and establish promising new activities.

Fees derived from entities managed by Macquarie represent part of Macquarie’s net profit after tax. Management fees earned by Macquarie under our management services agreement are based on the market capitalization of our Company and performance fees are based on ongoing out-performance over a utilities benchmark. To the extent our Company’s performance drives an increase in Macquarie’s net profit after tax, the interests of Macquarie and our named executive officers are aligned with those of our shareholders.

Macquarie also endeavors to attract high-quality executives and to retain them by offering a competitive performance-driven compensation package that encourages long-term commitment to Macquarie and Macquarie-managed entities and to superior performance. We believe that our ongoing performance is critically dependent on the skill, experience and caliber of Macquarie’s team of experienced executives, such as our named executive officers, for whose services Macquarie must compete in the world’s major financial centers.

The following principles in Macquarie’s compensation approach assist with the objective of driving shareholder returns by aligning the interests of staff and shareholders and by attracting and retaining high-quality staff:

•	Emphasizing a performance-based compensation approach that balances return and risk over the short and longer-term;
•	Employing the twin drivers of profitability and returns in excess of the cost of capital to motivate staff to improve shareholder returns;
•	Structuring compensation to manage risk in ways that align the interests of staff and shareholders;
•	Providing consistent arrangements over time to give staff the confidence to pursue multi-year initiatives; and
•	Ensuring compensation arrangements are relative to global peers so that staff are attracted to and stay with Macquarie.

Responsibility for Macquarie’s Compensation Program

The board of directors of Macquarie, or the Macquarie board, has a Board Remuneration Committee, or the BRC, whose objective is to assist the Macquarie board with Macquarie’s compensation policies and practices. The BRC approves all individual compensation and profit share recommendations for executive directors, including James Hooke, other compensation recommendations made outside of Macquarie’s policy relating to individuals or groups of individuals (unless required to be approved by the Macquarie board), material changes to pension arrangements and changes to compensation policies not requiring full Macquarie board approval.

Responsibility for the determination of individual compensation and profit share recommendations for division directors, including Todd Weintraub, for the 2013 remuneration cycle rests with the Head of the Macquarie Financial Management Group. These recommendations are subject to review by Macquarie’s Remuneration and Promotions Committee, a committee of Macquarie management. The recommendations relating to fixed remuneration changes and profit share allocations are ultimately approved by the BRC in the aggregate.

Based on a review of the analyses and conclusions regarding compensation provided by the BRC in 2013, the non-executive directors of the Macquarie board determined that compensation was appropriate and that it was structured in a way that encouraged the overall objective of driving longer-term shareholder returns of Macquarie by aligning the interest of staff with those of shareholders and by attracting and retaining high-quality staff.

2013 Say-on-Pay Advisory Vote

Approximately 93% of the votes cast approved, on an advisory basis, the executive compensation described in the Company’s proxy statement for such meeting. There were no changes to the structure of the Company’s executive compensation program as a result of the say-on-pay vote.

Elements of Macquarie’s Compensation Program

Macquarie’s executive compensation program consists of two elements: fixed compensation and annual profit share. We describe each of these below.

Fixed Compensation

Fixed compensation for our named executive officers consists of annual base salary. It also includes the following additional benefits that Macquarie believes are customarily provided by employers in the United States: life insurance, accidental death, disability and dismemberment (AD&D) insurance, long-term and short-term disability insurance, medical, dental and vision coverage and matching employer contributions under Macquarie’s 401(k) retirement plan.

Annual base salary takes into consideration the role of the individual and market conditions. However, fundamental to Macquarie’s compensation philosophy is the principle that a significant amount of the compensation be at risk and dependent upon performance. Mr. Hooke’s annual base salary remained at $400,000 and Mr. Weintraub’s salary increased to $350,000, effective July 1, 2013, from $325,000.

Annual Profit Share

Macquarie has profit share arrangements for staff, including Mr. Hooke and Mr. Weintraub, to encourage superior performance. Each year, the size of the profit share pool is determined by reference to Macquarie’s net profit after tax and excess return over the cost of capital for the period from April 1st of the prior year to March 31st of the year in which the profit share is determined. The proportion of after tax profit and the proportion of earnings in excess of Macquarie’s cost of capital that are incorporated in the profit share calculation are reviewed at least annually. The profit share pool is allocated to business groups based primarily on their relative contributions to profit, taking into account capital usage and risk.

An individual’s profit share allocation is based on performance. For staff with specific fund responsibilities, the performance of the relevant fund is important in determining that individual’s profit share allocation, including the underlying factors influencing fund performance such as management and leadership, the operational performance of the underlying assets and effective capital management. The effect of this profit sharing is to provide substantial incentives in relation to superior performance, but low or no participation for less satisfactory performance. Superior performance looks at a range of indicators that go beyond financial performance, including leadership and upholding Macquarie’s goals and values. For senior executives, this means that a large part of their remuneration each year is performance-based and “at risk,” providing significant alignment of their interests with those of Macquarie shareholders and, through the fee incentives in our management services agreement, our shareholders.

Our named executive officers participate in the profit share pool. The profit share pool allows Macquarie to reward all staff who have contributed to the growth of Macquarie-managed entities. The profit share pool also creates incentives for, and encourages long-term commitment among, executives working in the interests of Macquarie-managed entities that may experience some short-term market underperformance or other short-term declines in profitability due to macroeconomic factors or other extraordinary circumstances, even though the underlying assets may be performing well.

The level of profit share received by our named executive officers is based predominantly on their individual contribution to the performance of our Company, taking into account the following elements:

•	operational performance of our underlying businesses;
•	management and leadership of our Company and the businesses under the control of our Company;
•	acquisitions and the subsequent management of those businesses to ensure performance is in line with the acquisition business plans;
•	effective capital management; and
•	factors relating to enhancing Macquarie’s and the Company’s reputation and track record.

There is no formulaic approach to determining our named executive officers’ share of the profit share pool. It is completely discretionary and is determined based upon the recommendation of the head of the Macquarie Funds Group in the case of Mr. Hooke and the head of the Macquarie Financial Management Group in the case of Mr. Weintraub, taking into account the factors outlined above as well as input from the Company’s directors regarding the performance of our named executive officers. Our named executive officers’ profit share is determined with respect to Macquarie’s fiscal years ended March 31 st of each year and therefore does not reflect subsequent events or our performance for the remainder of each calendar year.

Mr. Hooke’s profit share in 2013 for the fiscal year ended March 31, 2013 was $3,403,810, of which $2,042,286 was paid in cash and $1,361,524 was retained, with $680,762 notionally invested in the Directors’ Profit Share Plan (“DPS Plan”) and $680,762 delivered in the form of Macquarie shares through the Macquarie Group Employee Retained Equity Plan (“MEREP”). The specific factors considered in determining Mr. Hooke’s profit share included the performance during the period of our LLC interests compared to a utilities index benchmark, the growth in available cash generated by our underlying businesses, his effectiveness at managing and leading our Company and our underlying businesses, the continued debt reduction and improved leverage ratio at Atlantic Aviation and his role as director of the Company’s operating entities. In addition, the increase in profit share reflected the favorable settlement of an arbitration involving the Company and its Co-investor in IMTT, the increase in shareholder dividends, the successful refinancing of Hawaii Gas’s long-term debt and the integration of Contracted Power into MIC’s businesses. Recommendations for profit share also took into account Mr. Hooke’s role in maintaining and growing the reputation and brand awareness of the Company and Macquarie as a leading manager and owner of infrastructure investments in North America.

Mr. Weintraub’s profit share in 2013 for the fiscal year ended March 31, 2013 was $496,707, of which $356,842 was paid in cash and $139,865 was retained with $69,933 notionally invested in the Notional Investment Plan (“NI Plan”) and $69,932 delivered in the form of Macquarie shares through the MEREP. The specific factors considered in determining Mr. Weintraub’s profit share for 2013 included his leadership of the finance function of our Company, including his management and coordination of internal controls over financial process and management of the internal and external audit function, his development and leadership of our finance team and the finance teams of our operating businesses, the coordination and management of compliance with the United States Securities and Exchange Commission’s requirements for regular reporting, as well as his stewardship of the Company’s accounting function, including staff management, identification and resolution of accounting issues and implementation of and compliance with new accounting standards. In addition, Mr. Weintraub’s profit share reflected his leadership and overall management of debt reduction and improved leverage ratio at Atlantic Aviation and his role as director of the Company’s operating entities. Mr. Weintraub was also involved in the favorable settlement of an arbitration involving the Company and its Co-investor in IMTT, the increase in shareholder dividends, the successful refinancing of Hawaii Gas’s long-term debt and the integration of Contracted Power into MIC’s businesses.

The changes in Mr. Hooke and Mr. Weintraub’s fixed compensation and annual profit share from 2012 to 2013 are mainly attributable to Macquarie’s fiscal year end of March 31st and therefore does not reflect subsequent events or performance for the remainder of each calendar year. The Summary Compensation Table, under Executive Compensation below, has been pro-rated for the rest of the calendar year for the periods shown.

Retained Portion of Profit Share

Deferral and restriction arrangements apply to a portion of allocated profit share to encourage a long-term perspective and commitment from Macquarie employees, including our named executive officers. It also encourages alignment with the longer-term interest of shareholders.

The table below sets out a summary of the current arrangements. The rules for executive and division directors apply to Mr. Hooke and Mr. Weintraub’s profit share allocations, respectively, for Macquarie’s fiscal year ended March 31, 2013.

Key Area	Executive Directors	Division Directors
Amount of profit share retained	40% - 70%	AUD $0 - AUD $50,000 AUD $50,001 - AUD $200,000 AUD $200,001 - AUD $500,000 Above AUD $500,000	Nil 25% 35% 40%
How retained profit share is invested	• Invested in a combination of Macquarie shares (MEREP) and the DPS Plan	• Invested in Macquarie shares (MEREP) and the Notional Investment Plan (NI Plan) for selected groups of staff whose primary role relates to the management of the funds business
	• Investment mix will vary depending on individual’s role	• Investment mix will vary depending on individual’s role
Vesting and release of retained profit share	All retained amounts vest and are released from three to five years for profit share retained from 2010 and on (see also forfeiture below)	Vesting and release two to four years after the year retained
Forfeiture of retained profit share on leaving	• Unvested amounts forfeited, except for limited circumstances	Unvested amounts forfeited, except for limited circumstances
• Vested amounts forfeited in stages if a “disqualifying event” occurs within two years of leaving
Minimum Shareholding Requirement	Required to hold the deemed after-tax equivalent of 10% of all profit share allocations over the last five years in Macquarie shares (which is satisfied by the above requirements)	Not applicable

Retained profit share is held for executive directors in both the DPS Plan and the MEREP. For division directors, retained profit share is generally held in the MEREP, however a portion is also held in the NI Plan for division directors whose role relates to the management of the funds business. The features of these plans and details of 2013 retention for Mr. Hooke and Mr. Weintraub under each plan are outlined below.

The Directors’ Profit Share (“DPS”) Plan

The DPS Plan comprises exposure to a notional portfolio of Macquarie-managed funds. These retained amounts for executive directors are notionally invested over the retention period. This investment is described as “notional” because executive directors do not directly hold securities in relation to this investment. However, the value of the retained amounts will vary as if these amounts were directly invested in actual securities, giving the executive directors an effective exposure to the performance of the securities. As an executive director, $680,762 of Mr. Hooke’s 2013 retention was notionally invested in the DPS Plan.

For Mr. Hooke, effective April 1, 2013, the retained amounts in the DPS Plan that were previously notionally invested in Macquarie managed funds were converted to a notional investment in cash within the DPS Plan. His 2013 retention of $680,762 was also notionally invested in cash.

The Notional Investment Plan (“NI Plan”)

The NI Plan applies to staff other than executive directors, and similar to the DPS Plan comprises exposure to a notional portfolio of Macquarie-managed funds. These retained amounts for division directors are notionally invested over the retention period. This investment is described as “notional” because division directors do not directly hold securities in relation to this investment. However, the value of the retained amounts will vary as if these amounts were directly invested in actual securities, giving the staff an effective exposure to the performance of the securities. As a division director, $69,933 of Mr. Weintraub’s 2013 retention was notionally invested in cash within the NI Plan. This was the first year that Mr. Weintraub participated in the NI plan.

The Macquarie Group Employee Retained Equity Plan (“MEREP”)

The role of the MEREP is to deliver remuneration in the form of Macquarie Group Limited equity (ASX:MQG). Equity awards through the MEREP, in the U.S., will generally be in the form of units comprising a beneficial interest in Macquarie shares held in a trust for staff members in the form of restricted share units. The participant is entitled to receive dividends on the shares and direct the Trustee how to exercise voting rights on the shares.

As noted above, profit share retention arrangements via the MEREP apply to (up to and including 2013), executive and division directors, including Mr. Hooke and Mr. Weintraub, respectively. Of the 2013, 2012 and 2011 profit share for Mr. Hooke, $680,762, $316,890 and $300,000 was retained and invested in Macquarie shares through the MEREP, respectively. Of the 2013, 2012 and 2011 profit share for Mr. Weintraub, $69,932, $79,420 and $107,132 was retained and invested in Macquarie shares through the MEREP, respectively. The reasons for the change from 2012 to 2013 for Mr. Hooke and Mr. Weintraub are discussed under “Elements of Macquarie’s Compensation Program-Fixed Compensation and Annual Profit Share” above. These equity awards through the MEREP will vest and be released on the first day of the first staff trading window after July 1st following the second, third and fourth anniversary of the initial profit share allocation for Mr. Weintraub and for Mr. Hooke’s profit share earned before 2011. Mr. Hooke’s profit share earned in 2011, 2012 and 2013 will vest and be released on the first day of the first staff trading window after July 1st following the third, fourth and fifth anniversary of the initial profit share allocation.

Macquarie Capital Group Limited Loan

To facilitate Mr. Hooke’s alignment of interest with other MIC shareholders, on March 28, 2013, Macquarie Capital Group Limited, an Australian entity, provided Mr. Hooke a secured loan of AUD $650,000 with an initial interest rate of 3.0% to be used to purchase LLC interests. The interest on the loan is reset quarterly. On the same date, Mr. Hooke purchased 13,327 LLC interests from our Manager using the proceeds from this loan. On May 8, 2013, Mr. Hooke drew down an additional AUD $196,352 with an initial interest rate of 2.77% to purchase additional LLC interests. Using the proceeds from this drawdown, on the same day, Mr. Hooke purchased an additional 3,419 LLC interests from the open market.

To facilitate Mr. Weintraub’s alignment of interest with other MIC shareholders, on August 30, 2013, Macquarie Capital Group Limited provided Mr. Weintraub a secured loan of AUD $100,000 with an initial interest rate of 2.58% to be used to purchase LLC interests. The interest on the loan is reset quarterly. On the same date, Mr. Weintraub purchased 1,534 LLC interests from the open market using the proceeds from this loan.

The interest rate on these loans was 2.65% at March 31, 2014.

Post-Termination Compensation and Benefits

On May 24, 2010, Macquarie Capital Group Limited entered into an employment agreement with Mr. Hooke. The employment agreement provides that he holds the position of executive director. Mr. Hooke is assigned to Macquarie Holdings (USA) Inc. and is currently seconded to Macquarie Infrastructure Company LLC as chief executive officer. On May 26, 2010, Macquarie Holdings (USA) Inc. entered into an employment agreement with Mr. Weintraub. The employment agreement provides that he holds the position of division director. Mr. Weintraub is assigned to Macquarie Holdings (USA) Inc. and currently seconded to Macquarie Infrastructure Company LLC as chief financial officer. See “Executive Compensation —  Employment Agreements” below for further discussions.

The employment agreements with our current named executive officers are ongoing and provide for termination of employment by Macquarie or the executive after giving four weeks’ notice for Mr. Hooke and two weeks’ notice for Mr. Weintraub. Macquarie sponsors a severance plan for U.S.-based staff that it believes is comparable to plans typically offered by U.S. employers. The MEREP, DPS Plan, NI Plan and the Macquarie’s profit share arrangements also have specific provisions relating to termination events as described under “Executive Compensation — Potential Payments on Termination or Change in Control” below.

COMPENSATION COMMITTEE REPORT

Our compensation committee is composed of five independent directors. In addition, all members of the compensation committee are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, as amended, and “non-employee directors” within the meaning of Section 16 of the Exchange Act. The responsibilities of the compensation committee include reviewing the Manager’s performance of its obligations under the management services agreement, reviewing the remuneration of the Manager, determining the compensation of the independent directors, granting rights to indemnification and reimbursement of expenses to the Manager and any seconded individuals and making recommendations to the board regarding the Company’s equity-based and incentive compensation plans, policies and programs. The compensation committee operates under a written charter adopted by the board, reflecting the NYSE rules for compensation committees in light of the Company’s external management structure. A copy of the charter is available on the Company’s website at www.macquarie.com/mic under “Investor Center/Governance.”

As described in the section “Director Compensation Fiscal Year 2013” in this proxy statement, our directors receive an annual cash retainer for serving on the board, fees for each committee meeting which they attend and an annual cash retainer for each committee they chair. In addition, independent directors are compensated with director LLC interest units that are granted under our independent directors’ equity plan and receive reimbursement for certain reasonable expenses related to their service as directors.

The compensation committee does not establish or review compensation policies with respect to our chief executive officer or chief financial officer since such individuals are employed by an affiliate of the Manager, and are seconded to the Company.

This report on executive compensation for 2013 is provided by the undersigned members of the compensation committee of the board.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Since the Company’s named executive officers are not employed or compensated by the Company, the Compensation Discussion and Analysis reflects a discussion of the compensation elements and objectives of the Macquarie Group rather than the Company. Based on this review and discussion, the compensation committee has recommended to the board, and the board has approved, the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and its incorporation by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2013.

Members of the Compensation Committee
William H. Webb, Chairman
Norman H. Brown, Jr.
George W. Carmany, III
H.E. (Jack) Lentz
Ouma Sananikone

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, or the Securities Act, except to the extent that we specifically incorporate it by reference in such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned by our named executive officers during our fiscal years ended December 31, 2013, 2012 and 2011.

Name & Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
James Hooke – Chief Executive Officer	2013	400,000	2,723,048	536,747	73,777	3,733,572
	2012	400,000	1,267,561	308,626	41,790	2,017,977
	2011	400,000	1,200,000	286,309	26,237	1,912,546
Todd Weintraub – Chief Financial Officer	2013	337,500	426,775	55,126	25,447	844,848
	2012	325,000	245,580	77,330	19,948	667,858
	2011	300,000	292,868	102,244	13,488	708,600

(1)	Salary amounts reflect salary earned from the period of January 1st to December 31st of each year. Mr. Weintraub’s base salary per year was increased in mid-2011 from $275,000 to $325,000; pro-rated for the remainder of 2011. Mr. Weintraub’s base salary per year was increased in mid-2013 from $325,000 to $350,000; pro-rated for the remainder of 2013.
(2)	Amounts represent profit share earned during the Macquarie Group’s fiscal years ended March 31, 2013, 2012 and 2011 and therefore reflect performance metrics and incentives through those dates and do not reflect subsequent performance. Bonus amounts for 2013, 2012 and 2011 reflect the cash portion of profit share allocations and, for Mr. Hooke, bonus amounts for 2013, 2012 and 2011 include $680,762, $316,891 and $300,000, respectively, that was notionally invested in the DPS Plan. For Mr. Weintraub, the bonus amount for 2013 included $69,933 that was notionally invested in the NI Plan. Bonus amounts for 2013, 2012 and 2011 do not include a portion of profit share that was retained and subsequently delivered in the form of Macquarie restricted share units through the MEREP.
(3)	Represents the grant date fair value of restricted stock unit awards pursuant to the MEREP, computed in accordance with FASB ASC Topic 718, based on the closing price of Macquarie Group Limited shares (ASX:MQG) on the date of grant. The 2013, 2012 and 2011 MEREP awards were granted on June 25, 2013, June 7, 2012 and June 20, 2011, respectively, at a closing price of Macquarie Group Limited shares of AUD $40.22, AUD $26.70 and AUD $31.13, respectively. The 2013, 2012 and 2011 grant date value have been converted from Australian dollars to U.S. dollars using the Federal Reserve Bank noon buying rate effective on December 31, 2013 of $0.8929 to AUD $1.00, December 31, 2012 of $1.0392 to AUD $1.00 and December 31, 2011 of $1.0251 to AUD $1.00, respectively.

For Mr. Hooke, $680,762, $316,890 and $300,000 of his profit share was retained and invested in Macquarie restricted share units through the MEREP for 2013, 2012 and 2011, respectively. This equated to 14,946, 11,123 and 8,972 restricted share units for 2013, 2012 and 2011, respectively, with a grant date fair value of $536,747, $308,626 and $286,309, respectively.

For Mr. Weintraub, $69,932, $79,420 and $107,132 of his profit share was retained and invested in Macquarie restricted share units through the MEREP for 2013, 2012 and 2011, respectively. This equated to 1,535, 2,787 and 3,204 restricted share units for 2013, 2012 and 2011, respectively, with a grant date fair value of $55,126, $77,330 and $102,244, respectively.

These amounts represent profit share earned during the Macquarie fiscal years ended March 31, 2013, 2012 and 2011 and therefore reflect performance metrics and incentives through those dates and do not reflect subsequent performance. For further discussions on retained profit share and MEREP awards, see “Grants of Macquarie Restricted Share Units” below.

(4)	All other compensation represents dividends paid on the MEREP awards and the total value of employer-provided 401(k) contributions for the years ended December 31, 2013, 2012 and 2011. For 2013, Mr. Hooke and Mr. Weintraub received ordinary dividends on Macquarie restricted share units through the MEREP of $63,577 and $15,247, respectively. Messrs. Hooke and Weintraub each received $10,200 of employer-provided 401(k) contributions during 2013.

Grants of Plan Based Awards in Fiscal Year 2013

The following table presents information on plan-based awards granted in fiscal year 2013 to the named executive officers in the Summary Compensation Table.

Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(1)
James Hooke	Jun. 25, 2013	May 2, 2013	14,946	536,747
Todd Weintraub	Jun. 25, 2013	May 2, 2013	1,535	55,126

(1)	Amounts reflect 2013 profit share retained and granted in 2013 as MEREP awards in the form of restricted share units (converted from Australian dollars to U.S. dollars using the Federal Reserve Bank noon buying rate effective on December 31, 2013 of $0.8929 to AUD $1.00).

Grants of Macquarie Restricted Share Units

As discussed above, for fiscal years 2013, 2012 and 2011, amounts shown in the Summary Compensation Table include a portion of profit share that was retained and was subsequently delivered in the form of Macquarie restricted share units through the MEREP. Restricted share units representing the 2013, 2012 and 2011 retained profit share were granted on June 25, 2013, June 7, 2012 and June 20, 2011, respectively, for our named executive officers at a closing price per Macquarie share of AUD $40.22, AUD $26.70 and AUD $31.13, respectively. Upon vesting (as described below), the holding restriction will be removed and the employee will be able to withdraw these units.

For Mr. Hooke, $680,762, $316,890 and $300,000 was retained in 2013, 2012 and 2011, respectively, and converted into Macquarie restricted share units through the MEREP. For 2013, this equated to 14,946 restricted share units awarded under the MEREP calculated using the average purchase price of MEREP awards purchased over the period from May 13, 2013 up to and including June 25, 2013 of AUD $43.56. These restricted share units vest, in accordance with the executive director vesting schedule, in three equal installments on the first day of the first staff trading window after July 1st of each year from 2016 to 2018. For 2012, this equated to 11,123 restricted share units awarded under the MEREP calculated using the average purchase price of MEREP awards purchased over the period from May 7, 2012 up to and including June 7, 2012 of AUD $26.97. These restricted share units vest in three equal installments on the first day of the first staff trading window after July 1st of each year from 2015 to 2017. For 2011, this equated to 8,972 restricted share units awarded under the MEREP calculated using the average purchase price of MEREP awards purchased over the period from May 9, 2011 up to and including June 20, 2011 of AUD $33.06. These restricted share units vest, in accordance with the executive director vesting schedule, in three equal installments on the first day of the first staff trading window after July 1st of each year from 2014 to 2016.

For Mr. Weintraub, $69,932, $79,420 and $107,132 was retained in 2013, 2012 and 2011, respectively, and converted into Macquarie restricted share units through the MEREP. For 2013, this equated to 1,535 restricted share units awarded under the MEREP calculated using the average purchase price of MEREP awards purchased over the period from May 13, 2013 up to and including June 25, 2013 of AUD $43.56. These restricted share units vest, in accordance with the division director vesting schedule, in three equal installments on the first day of the first staff trading window after July 1st of each year from 2015 to 2017. For 2012, this equated to 2,787 restricted share units awarded under the MEREP calculated using the average purchase price of MEREP awards purchased over the period from May 7, 2012 up to and including June 7, 2012 of AUD $26.97. These restricted share units vest in three equal installments on the first day of the first staff trading window after July 1st of each year from 2014 to 2016. For 2011, this equated to 3,204 restricted share units awarded under the MEREP calculated using the average purchase price of MEREP awards purchased over the period from May 9, 2011 up to and including June 20, 2011 of AUD $33.06. These restricted share units vest in three equal installments on the first day of the first staff trading window after July 1st of each year from 2013 to 2015.

Retained Cash Portion of Profit Share

See “Nonqualified Deferred Compensation in Fiscal Year 2013” below for further information regarding the retained cash portion of the profit share for both Mr. Hooke and Mr. Weintraub as of December 31, 2013.

Employment Agreements

Employment Agreement with James Hooke.  Our chief executive officer has an evergreen employment agreement with Macquarie Capital Group Limited dated May 24, 2010, and is assigned to Macquarie Holdings (USA) Inc. and is currently seconded to Macquarie Infrastructure Company LLC. The agreement provides that he holds the position of executive director within Macquarie Group. Mr. Hooke’s annual base salary remained at $400,000 in 2013. The agreement also provides that Mr. Hooke is eligible to participate in Macquarie’s profit share arrangements, Macquarie’s 401(k) plan, and health and welfare plans, and will be eligible for a four-week vacation and sick and personal time as provided to other employees at his level. Mr. Hooke is also entitled to accrue long service leave, a benefit provided under the Australian regulatory regime providing for additional vacation based on length of service. In addition, Mr. Hooke is eligible to be reimbursed for reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of his duties and in accordance with Macquarie Holdings (USA) Inc.’s expense policy.

Employment Agreement with Todd Weintraub.  Our chief financial officer has an evergreen employment agreement with Macquarie Holdings (USA) Inc., dated May 26, 2010 and is currently seconded to Macquarie Infrastructure Company LLC. The agreement provides that he holds the position of division director with Macquarie Holdings (USA) Inc. Mr. Weintraub’s annual base salary increased to $350,000 in 2013 from $325,000 in 2012. The agreement also provides that Mr. Weintraub is eligible to participate in Macquarie’s profit share arrangements, Macquarie’s 401(k) plan, and health and welfare plans, and will be eligible for a four-week vacation and holidays, sick and personal time as provided to other employees at his level. In addition, Mr. Weintraub is eligible to be reimbursed for reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of his duties and in accordance with Macquarie Holdings (USA) Inc.’s expense policy.

See “Potential Payments on Termination or Change in Control” for further information regarding these employment agreements.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table sets forth a summary of all outstanding equity awards, consisting of Macquarie Group Limited shares, held by each of our named executive officers as of December 31, 2013.

In February 2014, Messrs. Hooke and Weintraub, as MEREP participants, received AUD $144,785 and AUD $27,667, respectively, in proceeds of the sale of certain securities that were distributed to all Macquarie Group shareholders. As part of this transaction, Macquarie Group shareholders approved a reduction of capital through a conversion of one Macquarie Group ordinary share into 0.9438 Macquarie Group ordinary shares. The number of Macquarie Group ordinary shares presented below reflects such adjustment with respect to outstanding shares under the MEREP.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested at December 31, 2013 ($)(2)
James Hooke	Jun. 30, 2010	2,155	105,773
	Jun. 20, 2011	8,468	415,632
	Jun. 7, 2012	10,498	515,270
	Jun. 25, 2013	14,105	692,312
Todd Weintraub	Jun. 30, 2010	637	31,266
	Jun. 20, 2011	2,016	98,951
	Jun. 7, 2012	2,631	129,137
	Jun. 25, 2013	1,448	71,072

(1)	The restricted share units that relate to the profit share vest on the first staff trading window after July 1st on the second, third and fourth anniversaries of the date of the initial profit share allocation for Mr. Weintraub and on the third, fourth and fifth anniversaries of the date of the initial profit share allocations for Mr. Hooke. The restricted share units granted on June 20, 2011 relate to the 2011 profit share and vest in three equal installments on the first day of the first staff trading window after July 1st of 2013, 2014 and 2015 for Mr. Weintraub and after July 1st of 2014, 2015 and 2016 for Mr. Hooke. The restricted share units granted on June 7, 2012 relate to the 2012 profit share and vest in three equal installments on the first day of the first staff trading window after July 1st of 2014, 2015 and 2016 for Mr. Weintraub and after July 1st of 2015, 2016 and 2017 for Mr. Hooke. The restricted share units granted on June 25, 2013 relate to the 2013 profit share and vest in three equal installments on the first day of the first staff trading window after July 1st of 2015, 2016 and 2017 for Mr. Weintraub and after July 1st of 2016, 2017 and 2018 for Mr. Hooke.
(2)	Market values of unvested restricted share units are based on a closing price of Macquarie Group Limited (ASX:MQG) of AUD $54.97 on December 31, 2013. Market values of unvested restricted share units have been converted from Australian dollars to U.S. dollars using the Federal Reserve Bank noon buying rate effective on December 31, 2013 of $0.8929 to AUD $1.00.

In 2013, Mr. Hooke and Mr. Weintraub received ordinary dividends on Macquarie shares through the MEREP of AUD $1.25 (Final Dividend) for shares held on the Record Date of May 11, 2013 and AUD $1.00 (Interim Dividend) for shares held on the Record Date of November 15, 2013. This equated to total dividends paid in 2013 of $63,577 for Mr. Hooke and $15,247 for Mr. Weintraub.

Stock Vested in Fiscal Year 2013

The following table sets forth a summary of MEREP stock awards that vested in 2013 for Mr. Hooke and Mr. Weintraub.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
James Hooke	2,627	100,925
Todd Weintraub	1,890	72,611

(1)	On the vesting date, the share price of MEREP awards was AUD $43.03. The value of stock vested in the above table has been converted from Australian dollars to U.S. dollars using the Federal Reserve Bank noon buying rate effective on December 31, 2013 of $0.8929 to AUD $1.00.

Nonqualified Deferred Compensation in Fiscal Year 2013

The following table sets forth a summary of the profit share retained under the DPS Plan for Mr. Hooke and the NI Plan for Mr. Weintraub as of December 31, 2013.

Name	Plan	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
James Hooke	DPS Plan	680,762	18,904	—	1,114,084
Todd Weintraub	NI Plan	69,933	788	—	59,720

(1)	Consists of the portion of the amount reported in the bonus column of the Summary Compensation Table for the 2013 fiscal year that is deferred under the DPS Plan for Mr. Hooke and under the NI Plan for Mr. Weintraub.
(2)	With respect to the DPS Plan and NI Plan, amount represents notional earnings (losses) from January 1, 2013 to December 31, 2013 and the foreign exchange adjustment at December 31, 2013. The amounts have been converted from Australian dollars to U.S. dollars using the Federal Reserve Bank noon buying rate effective on December 31, 2013 of $0.8929 to AUD $1.00.

(3)	With respect to the DPS Plan and NI Plan, the amount has been converted from Australian dollars to U.S. dollars using the Federal Reserve Bank noon buying rate effective on December 31, 2013 of $0.8929 to AUD $1.00.

The compensation reported in the nonqualified deferred compensation table was deferred by Mr. Hooke and Mr. Weintraub pursuant to Macquarie’s profit share arrangements. Under the DPS Plan and the NI Plan, the value of the retained profit share for the period from the preceding July 1st to June 30th is determined based on total shareholder returns of the notional portfolio of Macquarie-managed funds selected by Macquarie assuming reinvestment of distributions and, therefore, takes into account both capital appreciation and distributions to shareholders. Notional earnings (losses) for the July 1 st to June 30th period are measured quarterly. The participant has no input into decisions regarding the notional portfolio selected. Any increases in value of the notional portfolio may be paid out in August each year at the discretion of Macquarie’s Executive Committee, or the BRC. If the notional investment of the amount retained under the DPS Plan and/or the NI Plan results in a notional loss, Macquarie will not make any payment or compensation in respect of the loss. This notional loss will be offset against notional income in the first instance and then against any future notional income until the loss is completely offset. Any notional loss may also be deducted from amounts retained under the DPS Plan and NI Plan at the discretion of the Macquarie Executive Committee or the BRC.

Profit share retained under the DPS Plan vests and is paid out in three equal installments: three, four and five years from the retention date. Profit share retained under the NI Plan vests and is paid out in three equal installments: two, three and four years from the retention date.

Potential Payments on Termination or Change in Control

For each of the named executive officers, there are no contracts, agreements, plans or arrangements that provide for payments upon a change of control of our Company.

Termination Provisions Under Employment Agreements

Under the terms of Mr. Hooke’s employment agreement with MGL, dated May 24, 2010, Mr. Hooke will provide Macquarie Holdings (USA) Inc. four weeks’ notice if he voluntarily resigns. Macquarie Holdings (USA) Inc. will provide Mr. Hooke four weeks’ notice of any termination (although the employer may make payments to him in lieu of such notice), subject to certain exclusions including misconduct, dishonesty, harm to reputation of the employer or Macquarie, inappropriate workplace behavior, inability to comply with conditions of employment and/or any other reason justifying termination without notice. The period between such notice and termination of employment is referred to as the “notice period.” During the notice period, Mr. Hooke will be entitled to continue to receive his salary and contributions to the group medical, dental, vision, life and disability plans. Upon termination, Mr. Hooke will be entitled to payment of any accrued but unpaid vacation time. During the notice period, Macquarie Holdings (USA) Inc. has the discretion to direct Mr. Hooke not to do any work or contact any customers or clients for a period up to the date of his termination or resignation. During this notice period, Mr. Hooke will continue to be employed by Macquarie Holdings (USA) Inc. and must not engage or prepare to engage in any business activity that is the same or similar to the business he was undertaking with his employer. Mr. Hooke is also entitled to severance under Macquarie’s severance plan discussed below.

Mr. Hooke’s employment agreement also provides that Mr. Hooke is subject to a confidentiality restrictive covenant for an unlimited duration. The employment agreement also provides that Mr. Hooke is subject to a non-solicitation restrictive covenant of employees and clients during his employment and for a six-month period thereafter. In addition, the employment agreement provides that Mr. Hooke is subject to a non-competition restrictive covenant during his employment and for a three-month period thereafter.

Under the terms of Mr. Weintraub’s employment agreement with Macquarie Holdings (USA) Inc., dated May 26, 2010, Mr. Weintraub will provide Macquarie Holdings (USA) Inc. two weeks’ notice if he voluntarily resigns and Macquarie Holdings (USA) Inc. will provide Mr. Weintraub two weeks’ notice of any termination for any reason other than for “cause,” as defined in the agreement. The period between such notice and termination of employment is referred to as the “notice period.” During the notice period, Mr. Weintraub will be entitled to continue to receive his salary and contributions to the group medical, dental, vision, life and disability plans. Upon termination, Mr. Weintraub will be entitled to payment of any accrued but unpaid vacation time. Macquarie may, in its discretion, alter Mr. Weintraub’s duties or place him on paid leave of absence during the notice period. In addition, Mr. Weintraub may not engage in any other business activity during his employment or the notice period. Mr. Weintraub is also entitled to severance under Macquarie’s severance plan discussed below.

The employment agreement provides that Mr. Weintraub is subject to a confidentiality restrictive covenant for an unlimited duration. The employment agreement also provides that Mr. Weintraub is subject to a non-solicitation restrictive covenant of employees and clients during his employment and for a six-month period thereafter. In addition, the employment agreement provides that Mr. Weintraub is subject to a non-competition restrictive covenant during his employment and for a three-month period thereafter.

Macquarie’s Severance Plan

Under Macquarie’s severance plan applicable to U.S.-based staff including Mr. Hooke and Mr. Weintraub, if Mr. Hooke or Mr. Weintraub is terminated by Macquarie for reasons other than for cause or by voluntary resignation, he would be entitled to severance payments equal to four weeks’ base salary for the first year of employment plus three weeks’ base salary for each year thereafter, and pro rata payments for each complete month within any portion of a year.

Profit Share Arrangement

The DPS Plan, the NI Plan and the MEREP rules give Macquarie the discretion to fully vest retention on termination. The BRC or the Executive Committee under delegation from the board may consider exercising this discretion where, for example, a staff member’s employment ends on the grounds of redundancy, disability, serious ill-health or in other limited exceptional circumstances, such as the business efficacy reasons. In all other cases, retention is forfeited on leaving Macquarie.

Payments Upon Resignation or Termination

If, as of December 31, 2013, Mr. Hooke and Mr. Weintraub’s employment had been terminated without cause, they would have been entitled to a severance payment of $180,048 and $151,923, respectively, under the Macquarie severance plan described above, in addition to accrued and unpaid vacation time. They may also receive unvested options and retained profit share amounts, subject to the discretions outlined above. Mr. Hooke and Mr. Weintraub would not be entitled to any severance in the event of death or serious incapacitation. No amounts would have been payable in the event of their resignation or termination for cause, subject to discretions being exercised in relation to their retained profit share amounts.

SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of LLC interests by each person who is known to us to be the beneficial owner of more than five percent of the outstanding LLC interests at April 4, 2014, and each of our directors and named executive officers and our directors and named executive officers as a group as of April 4, 2014, based on 56,459,081 LLC interests issued and outstanding. All holders of LLC interests are entitled to one vote per LLC interest on all matters submitted to a vote of holders of LLC interests. The voting rights attached to LLC interests held by our directors, named executive officers or major shareholders do not differ from those that attach to LLC interests held by any other holder. Under Rule 13d-3 of the Exchange Act, “beneficial ownership” includes LLC interests for which the individual, directly or indirectly, has voting power, meaning the power to control voting decisions, or investment power, meaning the power to cause the sale of the LLC interests, whether or not the LLC interests are held for the individual’s benefit.

	Amount and Nature of Beneficial Ownership (Number of LLC Interests)
Name and Address of Beneficial Owner	LLC Interests Representing Sole Voting or Investment Power	LLC Interests Representing Shared Voting and Investment Power	Right to Acquire LLC Interests Within 60 Days	Total	Percent of LLC Interests Outstanding
5% Beneficial Owners
Macquarie Infrastructure Management (USA) Inc.(1)	3,303,506	21,209	—	3,324,715	5.9%
Marcato Capital Management LP(2)	—	3,583,472	—	3,583,472	6.3%
MSDC Management, L.P.(3)	—	3,779,972	—	3,779,972	6.7%
Senator Investment Group LP(4)	—	3,575,400	—	3,575,400	6.3%
Directors(5)
Martin Stanley(6)	—	3,303,506	—	3,303,506	5.9%
Norman H. Brown, Jr.	45,531	—	2,582 (7)	48,113	*
George W. Carmany, III	46,350	—	2,582 (7)	48,932	*
H.E. (Jack) Lentz	14,761	—	2,582 (7)	17,343	*
Ouma Sananikone	895	—	2,582 (7)	3,477	*
William H. Webb	89,530	—	2,582 (7)	92,112	*
Shemara Wikramanayake	—	166,347 (8)	—	166,347	*
Named Executive Officers(5)
James Hooke(6)	51,746	3,303,506	—	3,355,252	5.9%
Todd Weintraub	16,366	—	—	16,366	*
All Directors and Named Executive Officers as a Group	265,179	3,469,853	12,910	3,747,942	6.6%

*	Less than 1%.
(1)	The address of our Manager is 125 West 55th Street, New York, NY 10019. Based on a report on Schedule 13D/A filed on October 25, 2013, as updated by a subsequent Form 4 filed on March 13, 2014, Macquarie Infrastructure Management (USA) Inc. has shared dispositive power with respect to 3,303,506 shares with Macquarie Group Limited. Macquarie Group Limited also holds shared dispositive power with respect to 21,209 shares reflected in the column entitled “LLC Interests Representing Shared Voting and Investment Power”. Of the 21,209 shares, 19,124 shares are held through its subsidiary Macquarie Group Services Australia Pty Limited, to hedge potential payments under its DPS Plan and over which Macquarie Group Services Australia Pty Limited has shared dispositive power with Macquarie. The remainder of 2,085 shares is held through its subsidiary Macquarie Private Wealth Inc., which holds shares on behalf of its clients in managed accounts.

(2)	Marcato Capital Management LP, has shared voting and dispositive power with respect to 3,583,472 shares with Richard T. McGuire III, of which voting and dispositive power is also shared with respect to 790,268 shares with Marcato, L.P., 55,258 shares with Marcato II, L.P. and 2,737,946 shares with Marcato International Master Fund, Ltd. The address of each holder is c/o Marcato Capital Management LP, One Montgomery Street, Suite 3250, San Francisco, CA 94104.
(3)	Based on a report on Schedule 13G filed on February 13, 2014, MSDC Management, L.P., the investment manager of MSD Torchlight Partners, L.P., has shared voting and dispositive power with respect to 3,094,964 shares with MSD Torchlight Partners, L.P. MSD Torchlight Partners, L.P., of which voting and dispositive power is also shared with respect to 662,854 shares with MSD Energy Partners, L.P. and 22,154 shares with MSD Energy Partners (MM), L.P. Each of MSD Torchlight Partners, L.P., MSD Energy Partners, L.P. and MSD Energy Partners, L.P. is the direct owner of the underlying securities. The address of MSDC Management, L.P., MSD Torchlight Partners, L.P. and MSD Energy Partners, L.P. is c/o Marcato Capital Management LP, One Montgomery Street, Suite 3250, San Francisco, CA 94104. The address of the principal business office of MSD Energy Partners (MM), L.P. is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(4)	The address of Senator Investment Group LP, is 510 Madison Avenue, New York, New York 10022. Based on a report on Schedule 13G filed on February 25, 2014, Senator has shared voting and dispositive power with respect to all LLC interests with Alexander Klabin and Douglas Silverman. Alexander Klabin and Douglas Silverman have control of a Delaware limited liability company that may be deemed to control Senator Investment Group LP.
(5)	The address of each director and named executive officer is c/o Macquarie Infrastructure Company LLC, is 125 West 55th Street, New York, New York 10019.
(6)	Each of the following persons may be deemed to beneficially own, and share voting and investment power in, the LLC interests held by Macquarie Infrastructure Management (USA) Inc., our Manager, shown separately in the table above:
•	Mr. Stanley, as the Executive Chairman of the Macquarie Group’s Macquarie Funds group, of which our Manager constitutes a part.
•	Mr. Hooke, as the president and a director of our Manager.

Each of the foregoing disclaims beneficial ownership and the filing of this proxy statement shall not be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Exchange Act, the beneficial owner of any of the LLC interests owned by our Manager.

(7)	Consists of LLC interests which the independent directors have a right, as of May 20, 2014, to acquire through the independent directors’ equity plan.
(8)	Ms. Wikramanayake has shared voting and dispositive power with respect to 166,347 shares with her spouse. These shares are held in a family trust.

AUDIT COMMITTEE REPORT

Our audit committee is composed of five independent directors, all of whom are financially literate. In addition, the board has determined that each of Mr. Brown, an independent director and the chairman of the audit committee, and Mr. Carmany, an independent director, qualify as audit committee financial experts as defined by the SEC. The audit committee operates under a written charter, which reflects NYSE listing standards and Sarbanes-Oxley Act requirements regarding audit committees. A copy of the charter is available on the Company’s website at www.macquarie.com/mic under “Investor Center/Governance.”

The audit committee’s primary role is to assist the board in fulfilling its responsibility for oversight of (1) the quality and integrity of the consolidated financial statements and related disclosures, (2) compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications, independence and performance and (4) the performance of our internal audit and control functions.

Management is responsible for the preparation of the financial statements, the financial reporting process and the system of internal controls. The independent auditors are responsible for performing an audit of the financial statements in accordance with auditing standards generally accepted in the United States, and issuing an opinion as to the conformity of those audited financial statements to U.S. generally accepted accounting principles. The audit committee monitors and oversees these processes.

The audit committee has adopted a policy designed to ensure proper oversight of our independent auditor. Under the policy, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing any other audit review (including resolution of disagreements among management, the Manager, and the auditor regarding financial reporting), or attestation services. In addition, the audit committee is responsible for pre-approving any non-audit services provided by the Company’s independent auditors. The audit committee’s charter also ensures that the independent auditor discusses with the audit committee important issues such as internal controls, critical accounting policies, any instances of fraud and the consistency and appropriateness of our accounting policies and practices.

The audit committee has reviewed and discussed with management and KPMG LLP, the independent auditor, the audited financial statements as of and for the year ended December 31, 2013. The audit committee has also discussed with KPMG LLP the matters required to be discussed by Auditing Standards No. 61 (Communication with Audit Committees) adopted by the Public Company Accounting Oversight Board (PCAOB). In addition, the audit committee has received from the independent auditor its written report required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed its independence from the Company and its management. The audit committee also considered whether the non-audit services provided by KPMG LLP to us during 2013 were compatible with its independence as auditor.

Based on these reviews and discussions, the audit committee has recommended to the board, and the board has approved, the inclusion of the audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2013.

Members of the Audit Committee

Norman H. Brown, Jr., Chairman
George W. Carmany, III
H.E. (Jack) Lentz
William H. Webb
Ouma Sananikone

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In this section, “we,” “us,” and “our” refer to the Company and its subsidiaries for all periods following the dissolution of the Trust and to the Company, the Trust and the Company’s subsidiaries prior to that time.

Related Party Transactions Policies

Our board recognizes that related party transactions present a heightened risk of conflicts of interest and therefore has adopted internal policies and protocols to be followed in connection with related party transactions.

The Company’s audit committee is required to approve all related party transactions, including those involving Macquarie Group entities and vehicles managed by the Macquarie Group, regardless of the dollar amount of the transaction. The protocol applies to all transactions involving the Company or any of its subsidiaries in which a Macquarie Group entity may receive a financial benefit.

In approving related party transactions, the audit committee determines whether each such transaction referred to the committee is on arm’s-length terms or better. The audit committee is authorized to request and review any factual information to enable them to determine whether a related party transaction is on arm’s-length terms. This information may take the form of benchmarks comparing the terms of the proposed transaction to similar transactions involving unrelated parties or external fairness opinions.

Under the guidance of the audit committee, the Company’s chief executive officer and chief financial officer are responsible for managing any benchmarking or review process conducted in accordance with the protocol, in consultation with the Company’s general counsel. The Company’s general counsel is responsible for ensuring overall compliance with the protocol, including ensuring that related party transactions covered by the protocol are referred to the audit committee for approval, and for reporting such transactions at regular meetings of the Company’s board of directors. The Company’s risk and compliance manager is responsible for monitoring compliance with the protocol and educating all Company employees, including those seconded by our Manager, about the protocol.

Our board has also adopted a written policy pursuant to which it has pre-approved certain types of transactions with related parties assuming certain conditions are met. The pre-approval policy permits foreign exchange, interest rate hedge and other routine financial transactions (such as the establishment of bank, brokerage and custodial accounts) for which the terms provided by the related party are equal or more favorable to us than those quoted by unaffiliated counterparties. All pre-approved transactions are included as a standing item in reports to the Company’s board at regular meetings of the board.

Our Relationship With the Macquarie Group

Prior to our initial public offering, we were a member of the Macquarie Group of companies. Macquarie Infrastructure Management (USA) Inc., our Manager, is a part of the Macquarie Group. From time to time, we have entered into, and in the future we may enter into, transactions and relationships involving the Macquarie Group, including those with Macquarie Group Limited, its affiliates, or vehicles managed by the Macquarie Group. As discussed above, our audit committee is required to approve all related party transactions, including those involving the Macquarie Group, except for those pre-approved by our board. Our chairman, alternate chairman and chief executive officer also serve as directors without compensation for affiliates of our Manager within the Macquarie Group.

Contractual Arrangements With Our Manager

Our Manager’s Investment in the Company and Registration Rights

At March 31, 2014 and December 31, 2013 the Manager held 3,282,297 LLC interests and 3,120,187 LLC interests, respectively, of the Company. Pursuant to the terms of the management services agreement, or Management Agreement, the Manager may sell these LLC interest, at any time. Under the Management Agreement, the Manager, at its option, may reinvest performance fees and base management fees in LLC interests of the Company.

We entered into a registration rights agreement with our Manager under which we agreed to file a shelf registration statement under the Securities Act relating to the resale of LLC interests owned by our Manager. In addition, our Manager may also require us to include its LLC interests in future registered offerings that we conduct, subject to cutback at the option of the underwriters of any such offering.

Since 2012, we had paid our Manager cash dividends on LLC interests held for the following periods:

Declared	Period Covered	$ per LLC Interest	Record Date	Payable Date	Amount Paid to Manager (in thousands)
February 18, 2014	Fourth quarter 2013	$0.9125	March 3, 2014	March 6, 2014	$2,945
October 25, 2013	Third quarter 2013	$0.875	November 11, 2013	November 14, 2013	$2,442
July 29, 2013	Second quarter 2013	$0.875	August 12, 2013	August 15, 2013	$2,744
April 26, 2013	First quarter 2013	$0.6875	May 13, 2013	May 16, 2013	$1,872
December 12, 2012	Fourth quarter 2012	$0.6875	December 24, 2012	December 28, 2012	$3,768
October 29, 2012	Third quarter 2012	$0.6875	November 12, 2012	November 15, 2012	$3,290
July 30, 2012	Second quarter 2012	$0.625	August 13, 2012	August 16, 2012	$2,920
April 30, 2012	First quarter 2012	$0.20	May 14, 2012	May 17, 2012	$905
February 1, 2012	Fourth quarter 2011	$0.20	March 5, 2012	March 8, 2012	$878

Management Services Agreement

Management and Fees.  At the closing of our initial public offering, we entered into a management services agreement, or Management Agreement, pursuant to which our Manager manages the day-to-day operations and oversees the management teams of our operating businesses. In addition, our Manager has the right to appoint the chairman of our board and an alternate, subject to minimum equity ownership, and to assign, or second, to us, two of its employees to serve as chief executive officer and chief financial officer and seconds or makes other personnel available as required. Our Manager’s board appointees do not receive any compensation (other than out-of-pocket expenses) and do not have any special voting rights.

In accordance with the Management Agreement, our Manager is entitled to a base management fee based primarily on our Company’s market capitalization, and potentially a performance fee, based on the performance of our Company’s stock relative to a U.S. utilities index. For the quarter ended March 31, 2014 and year ended December 31, 2013, we incurred base management fees of $9.0 million and $32.0 million, respectively. For the year ended December 31, 2013 we incurred performance fees of $53.4 million. No performance fee was incurred for the quarter ended March 31, 2014.

The unpaid portion of the base management fees and performance fees, if any, at the end of each reporting period is included in due to manager-related party in the consolidated balance sheets. The following table shows the Manager’s election to reinvest its base management fees and performance fees, if any, in additional LLC interests during 2013:

Period	Base Management Fee Amount ($ in thousands)	Performance Fee Amount ($ in thousands)	LLC Interests Issued
Fourth quarter 2013	$8,455	$—	155,943
Third quarter 2013	8,336	6,906	278,480
Second quarter 2013	8,053	24,440	603,936
First quarter 2013	7,135	22,042	522,638

Our Manager is not entitled to any other compensation and all costs incurred by our Manager, including compensation of seconded staff, are paid by our Manager out of its base management fee. However, we are responsible for other direct costs including, but not limited to, expenses incurred in the administration or management of our businesses and investments, income taxes, audit and legal fees, acquisitions and dispositions and its compliance with applicable laws and regulations. During the quarter ended March 31, 2014 and year ended December 31, 2013, our Manager charged us $72,000 and $614,000, respectively, for reimbursement of out-of-pocket expenses. The unpaid portion of the out-of-pocket expenses at the end of the reporting period is included in due to manager-related party in our consolidated balance sheet.

On September 30, 2013, we entered into a Second Amended and Restated Management Services Agreement (the “Amended Agreement”), among the Company, Macquarie Infrastructure Company Inc. and the Manager. The amendments to the agreement revised the payment mechanics related to the base management fee payable by the Company to the Manager, and aligned the share price used to calculate the base management fee with the share price at which the Manager may reinvest the base management fee in LLC interests. Effective October 1, 2013, pursuant to the Amended Agreement, base management fees are calculated and payable monthly rather than quarterly. In addition, the Manager has elected to invest its fees in LLC interests, and can only change this election during an 18-trading day window following the Company’s earnings release. Any change would apply to fees paid thereafter. Accordingly, shareholders would have notice of the Manager’s intent to receive fees in cash rather than reinvest before the change was effective. Performance fees continue to be calculated and, if generated, paid quarterly. No substantive changes to the formulas or methodology used to calculate the amount of the base management or performance fees that may be due to the Manager were made. The Amended Agreement also made certain non-substantive changes to eliminate parties and provisions that are no longer relevant.

Acquisition Opportunities.  Under the terms of the Management Agreement, our Manager has exclusive responsibility for reviewing and making recommendations to the board with respect to acquisition opportunities and dispositions. In the event that an opportunity is not originated by our Manager, our board must seek a recommendation from our Manager prior to making a decision concerning any acquisition or disposition. Our Manager and its affiliates refer to our board of directors any acquisition opportunities in accordance with the U.S. acquisition priorities below that are made available to the Macquarie Infrastructure and Real Assets division of the Macquarie Group unless our chief executive officer determines that such opportunity does not meet our acquisition criteria adopted by our board of directors.

We have first priority ahead of all current and future entities managed by our Manager or by members of the Macquarie Group within the Macquarie Infrastructure and Real Assets division in each of the following infrastructure acquisition opportunities that are within the United States:

•	airport fixed base operations;
•	airport parking;
•	district energy; and
•	“user pays”, contracted and regulated assets (as defined below) that represent an investment of greater than AUD $40.0 million ($37.0 million as of March 31, 2014).

“User pays” assets mean businesses that are transportation-related and derive a majority of their revenues from a per use fee or charge.

Contracted assets mean businesses that derive a majority of their revenues from long-term contracts with other businesses or governments.

Regulated assets mean businesses that are the sole or predominant providers of at least one essential service in their service areas and where the level of revenue earned or charges imposed are regulated by government entities.

We have first priority ahead of all current and future entities managed by our Manager or any Manager affiliate in all investment opportunities originated by a party other than our Manager or any Manager affiliate where such party offers the opportunity exclusively to us and not to any other entity managed by our Manager or any Manager affiliate within the Macquarie Infrastructure and Real Assets division.

Preferred Financial Advisor.  Affiliates of the Macquarie Group, including Macquarie Capital (USA) Inc., or MCUSA, have preferred provider status in respect of any financial advisory services to be contracted for by us. If we contract with MCUSA for such services, such contracts will be based on market terms and subject to approval by our audit committee. Any fees payable to MCUSA for such financial advisory services are in addition to fees paid under the Management Agreement. The use of MCUSA does not preclude our use of similar services provided by any third party vendors, and we have used other advisors from time to time.

Advisory and Other Services from the Macquarie Group

The Macquarie Group, and wholly-owned subsidiaries within the Macquarie Group, including Macquarie Bank Limited, or MBL, and Macquarie Capital (USA) Inc., or MCUSA, have provided various advisory and other services and incurred expenses in connection with the Company’s equity-raising activities, acquisitions and debt structuring for the Company and its businesses. Underwriting fees are recorded in members’ equity as a direct cost of equity offerings. Advisory fees and out-of-pocket expenses relating to acquisitions are expensed as incurred. Debt arranging fees are deferred and amortized over the term of the credit facility.

District Energy’s credit facilities mature in September of 2014. During the first quarter of 2014 and during 2013, the Company engaged MCUSA to assist in identifying and analyzing various alternatives for paying these obligations prior to maturity and obtaining other credit facilities. The Company believes it will be able to refinance these credit facilities prior to the current maturity. At March 31, 2014 and December 31, 2013, no amounts had been incurred under this arrangement.

The Company completed underwritten public offerings and sales of LLC interests in December of 2013 and May of 2013. In both offerings, MCUSA served as a joint book-running manager and an underwriter and received $2.6 million and $2.4 million, respectively, from the Company for such services.

During 2013, the Company engaged MCUSA as Joint Bookrunner, Joint Lead Arranger and Syndication Agent in connection with the refinancing of the long-term debt facilities of Atlantic Aviation, our wholly-owned subsidiary. Atlantic Aviation closed the refinancing on May 31, 2013. Atlantic Aviation paid $4.0 million to MCUSA for such services, of which $12,000 related to out-of-pocket expenses.

In December of 2013, Atlantic Aviation entered into an equity bridge loan for $70.0 million, of which $35.0 million was provided by MIHI LLC, an entity within Macquarie. The Company engaged MCUSA as Joint Bookrunner and Joint Lead Arranger. This equity bridge loan was never drawn by the business and subsequently cancelled. During the quarter ended March 31, 2014, Atlantic Aviation incurred and paid $88,000 in commitment fees to MCUSA related to this equity bridge loan.

On January 22, 2014, Atlantic Aviation entered into an incremental $100.0 million term loan facility. The Company engaged MCUSA as Joint Bookrunner and paid $16,000 in fees during January of 2014. The balance on the incremental term loan remains undrawn at March 31, 2014.

MIC engaged MCUSA in connection with its ongoing initiative to bring Liquefied Natural Gas to the state of Hawaii. During the year ended December 31, 2013, Hawaii Gas, a wholly-owned subsidiary, incurred $132,000, of which $7,000 related to out-of-pocket expenses incurred in the first quarter of 2013, in fees to MCUSA for such services. No amounts were incurred during the quarter ended March 31, 2014.

Long-Term Debt

Atlantic Aviation entered into a credit agreement on May 31, 2013. The credit agreement provides for a seven-year, $465.0 million senior secured first lien term loan facility and a five-year, $70.0 million senior secured first lien revolving credit facility. The $70.0 million revolving credit facility is provided by various financial institutions, including MBL which provides $15.7 million. At March 31, 2014 and December 31, 2013, the revolving credit facility remains undrawn. For the quarter ended March 31, 2014 and year ended December 31, 2013, Atlantic Aviation incurred $26,000 and $65,000, respectively, in commitment and letters of credit fees related to MBL’s portion of the revolving credit facility.

Other Transactions

Macquarie, through the Macquarie Insurance Facility (MIF), has an aggregated insurance buying program. By combining the insurance premiums of Macquarie owned and managed funds, MIF has been able to deliver very competitive terms to businesses that participate in the facility. MIF earns a commission from the insurers. No payments were made to MIF by the Company during the quarter ended March 31, 2014 or the year ended December 31, 2013. In February of 2014, the Company renewed its Directors and Officers liability insurance utilizing several of the MIF insurers.

Atlantic Aviation, Hawaii Gas and Contracted Power and Energy purchase and renew property and casualty insurance coverage on an ongoing basis from insurance underwriters who then pay commissions to MIF. For the quarter ended March 31, 2014 and year ended December 31, 2013, no payments were made directly to MIF for property and casualty insurance.

Atlantic Aviation entered into a copiers lease agreement with Macquarie Equipment Finance, or MEF, an indirect subsidiary of Macquarie Group Limited. For the quarter ended March 31, 2014 and year ended December 31, 2013, Atlantic Aviation incurred $6,000 and $23,000, respectively, in lease expense on these copiers. As of March 31, 2014 and December 31, 2013, Atlantic Aviation had prepaid the April of 2014 and January of 2014, respectively, monthly payment to MEF for $2,000, which is included in prepaid expenses in the consolidated balance sheet for respective periods.

Hawaii Gas entered into licensing agreements with Utility Service Partners, Inc. and America’s Water Heater Rentals, LLC, both indirect subsidiaries of Macquarie Group Limited, to enable these entities to offer products and services to Hawaii Gas’s customer base. No payments were made under these arrangements during the quarter ended March 31, 2014 and year ended December 31, 2013.

In addition, the Company and several of its subsidiaries have entered into a licensing agreement with the Macquarie Group related to the use of the Macquarie name and trademark. The Macquarie Group does not charge the Company any fees for this license.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Manager and our directors and officers, and persons who beneficially own more than ten percent of our LLC interests, to file initial reports of ownership and reports of changes in ownership of our LLC interests and our other equity securities with the Securities and Exchange Commission. Based solely on our review of copies of such reports and on written representations from such reporting persons, we believe that in 2013 all such reporting persons filed the required reports on a timely basis in accordance with Section 16(a), except for one late Form 4 filing (reporting one transaction) by Mr. Hooke and three late Form 4 filings (reporting four transactions) by Macquarie Infrastructure Management (USA) Inc.

SHAREHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS

To be considered for inclusion in our proxy statement for the 2015 Annual Meeting of Shareholders, shareholder proposals must be received by the Company no later than December 11, 2014. In order to be included in Company sponsored proxy materials, shareholder proposals will need to comply with the requirements of Rule 14a-8 promulgated under the Exchange Act. If you do not comply with Rule 14a-8, we will not be required to include the proposal in the proxy statement and the proxy card we will mail to shareholders.

Pursuant to the LLC Agreement and applicable SEC rules and regulations, no shareholder proposals (other than proposals included in our proxy statement in accordance with Rule 14a-8) may be presented for action at the 2015 Annual Meeting of Shareholders unless a shareholder has given timely notice of the proposal in writing to the Secretary. To be timely, a shareholder’s notice is required to be delivered to the Secretary not earlier than December 22, 2014 (150 days prior to May 21, 2015, the one year anniversary of the 2014 Annual Meeting) or later than January 21, 2015 (120 days prior to May 21, 2015). The notice must contain the information required by the LLC Agreement. The foregoing provisions of the LLC Agreement do not affect a shareholder’s ability to request inclusion of a proposal in our proxy statement in accordance with Rule 14a-8 and referred to above. A proxy may confer discretionary authority to vote on any proposal at a meeting if we do not receive notice of the proposal within the foregoing time frames. Shareholder proposals should be sent to:

Macquarie Infrastructure Company LLC
125 West 55th Street
New York, New York 10019
United States of America
Attention: General Counsel and Secretary

UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS

Copies of this proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC, are available to shareholders free of charge on our website at www.macquarie.com/mic under “Investor Center/Reports and Presentations” or by writing to us at 125 West 55th Street, New York, New York 10019, United States of America, Attention: Investor Relations.

OTHER MATTERS

We know of no other business that will be brought before the 2014 Annual Meeting. If any other matter or any proposal should be properly presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such proposal at their discretion and in accordance with their best judgment.

By order of the board of directors,

Michael Kernan
General Counsel and Secretary

April 4, 2014

Attachment A

MACQUARIE INFRASTRUCTURE COMPANY LLC
2014 INDEPENDENT DIRECTORS EQUITY PLAN

1. Purpose of the Plan

The purpose of the Macquarie Infrastructure Company LLC Independent Directors Equity Plan (the “Plan”) is to promote the long-term growth and financial success of the Company by attracting, motivating and retaining Independent Directors of outstanding ability.

2. Definitions

For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

“Administrator” means the Compensation Committee or the individual or individuals to whom authority has been delegated to administer the Plan in accordance with Section 3(b) below.

“Annual Grant” is as defined in Section 6(b) below.

“Annual Meeting” means the annual meeting of the Company’s members.

“Award” means an award of Director LLC Interest Units as a fee for the Independent Director’s services on the Board.

“Board” means the Board of Directors of the Company, as constituted from time to time.

“Change in Control” means the occurrence of any of the following:

(i) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d 3 promulgated under the Exchange Act) of 50% or more of either (A) the then-outstanding LLC Interests of the Company (the “Outstanding Company LLC Interests”) or (B) the combined voting power of the then-outstanding voting LLC Interests of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting LLC Interests”); provided, however, that, for purposes of paragraph (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (4) any acquisition by any corporation pursuant to a transaction that complies with paragraphs (iii)(A), (iii)(B) and (iii)(C);

(ii) Any time at which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s members, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any Affiliate, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any Affiliate (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company LLC Interests and the Outstanding Company LLC Interests immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company LLC Interests and the Outstanding Company LLC Interests, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation (or, for a non-corporate entity, equivalent securities) resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) Approval by the members of the Company of a complete liquidation or dissolution of the Company.

“Company” means Macquarie Infrastructure Company LLC, a Delaware limited liability company, or any successor thereto.

“Compensation Committee” shall mean the Compensation Committee of the Board.

“Director Account” means the bookkeeping record established for each Independent Director. A Director Account is established only for purposes of measuring the value of the Company’s obligation to an Independent Director in respect of Director LLC Interest Units and not to segregate assets or to identify assets that may be used to settle Director LLC Interest Units.

“Director LLC Interest Units” means an unsecured promise of the Company to transfer to the applicable Independent Director one Share in the future on the settlement date, subject to the satisfaction of the terms and conditions specified in the Plan and the applicable award document, granted to an Independent Director pursuant to Section 6 hereof as a fee for the Independent Director’s services on the Board. A Director LLC Interest Unit shall be settled exclusively in Shares, except as provided in Section 6(g).

“Disability” means an Independent Director’s inability to perform, with or without reasonable accommodation, his or her duties due to a mental or physical condition that can be expected to result in death or that can be expected to last (or has already lasted) for a continuous period of 90 days or more, or for an aggregate of 180 days in any 365 consecutive day period.

“Effective Date” means the effective date of the Plan provided for in Section 8 below.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Independent Director” means a member of the Board who is not an employee of the Company, any of the Company’s Subsidiaries or other affiliates thereof or the Manager, and who is considered to be “independent” with respect to the Company pursuant to the Company’s governance policy, as amended from time to time.

“LLC Agreement” means the Amended and Restated Operating Agreement of the Company, as amended from time to time.

“LLC Interest” means a limited liability company interest in the Company.

“Manager” means Macquarie Infrastructure Management (USA) Inc.

“Mid-Year Commencement Date” is as defined in Section 6(b) below.

“Mid-Year Grant” is as defined in Section 6(b) below.

“Plan” means the Macquarie Infrastructure Company LLC Independent Directors Equity Plan, as set forth herein, as currently in effect and as amended from time to time.

“Securities Act” means the Securities Act of 1933, as amended, and the applicable rulings and regulations thereunder.

“Share” means an LLC Interest.

“Subsidiary” means a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body.

“$” means United States dollars.

3. Administration

(a) Generally.  The Plan shall be administered by the Compensation Committee, which may adopt rules and regulations it considers necessary or appropriate to carry out the Plan’s purposes. The Administrator has the full power and authority, subject to the express provisions hereof, to construe and interpret the Plan or any award agreement, to make all factual determinations under the Plan or any award agreement, and to make all other determinations necessary or advisable for Plan administration, and any construction, interpretation, determination or action by the Administrator shall be final, binding and conclusive for all purposes and upon all persons interested therein. Any dispute or disagreement which shall arise under, or as a result of, or pursuant to, or in connection with, any Award shall be determined by the Administrator, and any determination by the Administrator under the Plan or any interpretation by the Administrator of the terms of any Award shall be final, binding and conclusive for all purposes and upon all persons interested therein.

(b) Delegation of Authority.  The Compensation Committee may from time to time delegate some or all of its authority under the Plan to a subcommittee, another committee of the Board or an officer of the Company, any such delegation to be subject to the restrictions and limits that the Compensation Committee specifies at the time of such delegation or thereafter. References in the Plan to the “Administrator” shall, to the extent consistent with the terms and limitations of any such delegation, be deemed to include a reference to any designee to which authority hereunder has been delegated.

(c) Limitations of Liability.  The Administrator shall not be liable for any act or failure to act hereunder, except in circumstances involving the Administrator’s bad faith, gross negligence or willful misconduct. The Company shall indemnify the Administrator against any and all liabilities or expenses to which it may be subjected by reason of any act or failure to act with respect to its duties on behalf of the Plan, except in circumstances involving the Administrator’s bad faith, gross negligence or willful misconduct.

4. Shares Issued under the Plan; Annual Director Limit

Subject to Section 10 hereof, the maximum number of Shares available for issuance under the Plan (the “Share Limit”) shall be 300,000 Shares. Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that have been or may be reacquired by the Company in the open market, in private transactions, or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Shares to an Independent Director, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.

The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of Awards granted to an Independent Director during any single fiscal year (excluding Awards made at the election of the Independent Director in lieu of all or a portion of annual and committee cash retainers) shall not exceed $350,000.

5. Eligibility

Director LLC Interest Units shall be granted only to Independent Directors.

6. Terms and Conditions of the Director LLC Interest Units

(a) Generally.  Each Independent Director shall receive an Award of Director LLC Interest Units as provided in this Section 6.

(b) Grants of Director LLC Interest Units.  As of the date of each Annual Meeting, commencing with the 2015 Annual Meeting, each Independent Director shall be granted an Award with respect to a number of Director LLC Interest Units as determined by the Compensation Committee (referred to herein as an “Annual Grant”) on terms and conditions as are determined by the Compensation Committee, which shall not be inconsistent with the requirements of the Plan. The date of grant of any such Annual Grant shall be the date of the relevant Annual Meeting. In the event that an individual becomes an Independent Director on a date other than the date of an Annual Meeting (a “Mid-Year Commencement Date”), such Independent Director will be granted an Award with respect to a number of Director LLC Interest Units as determined by the Compensation Committee (a “Mid-Year Grant”) on terms and conditions as are determined by the Compensation Committee, which shall not be inconsistent with the requirements of the Plan. The date of grant of any such Mid-Year Grant shall be the date of the relevant Mid-Year Commencement Date.

(c) Award Agreement.  The terms and conditions of each grant of Director LLC Interest Units under the Plan shall be embodied in an award agreement or a notice of an award, which shall incorporate the Plan by reference, indicate the date on which the Director LLC Interest Units were granted and the number of Director LLC Interest Units granted on such date. An award agreement or a notice of an award shall be in a form attached hereto as Exhibit A or any other form acceptable to the Administrator, and may be in written, electronic or other media and may be limited to a notation on the books and records of the Company. Furthermore, unless the Administrator requires otherwise, an award agreement or a notice of award need not be signed by a representative of the Company or the Independent Director receiving an Award. In the event of any conflict or inconsistency between the Plan and any award agreement, the Plan shall govern and the award agreement or notice of an award shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(d) Vesting of Annual Grants.  Conditioned upon the Independent Director’s continued service with the Board as of the vesting date, any Annual Grants or Mid-Year Grants shall become fully vested on the earliest to occur of: (i) the day immediately preceding the next Annual Meeting after the Award has been granted; (ii) the termination of the Independent Director’s service on the Board by reason of death or Disability; or (iii) the first date on which a Change in Control occurs.

(e) Effect of Termination of Service.  All Director LLC Interest Units shall terminate and be forfeited without any obligation on the part of the Company upon the termination of an Independent Director’s service as a member of the Board prior to the date on which such Director LLC Interest Units vest in accordance with Section 6(d) above. The Award shall be forfeited as of the date of termination of service.

(f) Accounts; No Interest; No Rights to any Dividends.  As of any date as of which an Independent Director is granted Director LLC Interest Units, the Director Account of such Independent Director will be credited with the number of Director LLC Interest Units so granted. No interest shall accrue or be credited to a Director Account. In the event that the Company causes the payment of any cash or other dividend or causes any other distribution to be made in respect of Shares, no such dividend or distribution shall accrue or be credited to any Director LLC Interest Units.

(g) Settlement.  As soon as practicable following the vesting of Director LLC Interest Units as provided in 6(d) above, but in all events prior to the date that is two and one half months following the end of the calendar year in which the Director LLC Interest Units become vested, the number of Director LLC Interest Units in the Director Account shall be settled by delivery to the respective Independent Director of the number of Shares corresponding to such Director LLC Interest Units (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent thereof), provided that such number shall be rounded down to the nearest whole Share. The Shares as to which an Award is settled shall be registered in the name of the Independent Director, or, if applicable in the event of a termination of service due to death, in the names of the heirs of the Independent Director. A Director LLC Interest shall be settled exclusively in a whole number of Shares, as Director LLC Interest Units may not be settled in cash or any other kind of consideration. The Shares as to which an Award is settled shall not be subject to any restrictions on transfer other than any restriction as may be required pursuant to Section 11(d) below or any applicable law, rule or regulation. Notwithstanding anything in this Section 6(g) to the contrary, in the event Director LLC Interest Units vest on account of a Change in Control in accordance with section 6(d)(iii), the Administrator may provide that the Director LLC Interest Units be settled in the per-Share consideration received by holders of the Shares in the transaction constituting a Change in Control.

(h) No Rights as an Owner of Shares.  The crediting of Director LLC Interest Units to a Director Account shall not confer on the relevant Independent Director any rights as an owner of Shares. An Independent Director shall have no such rights (including any rights to receive any dividends) until the date of issuance of Shares (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent thereof).

7. Nontransferability of the Award

Director LLC Interest Units (including interests in a Director Account) may not be transferred, pledged, assigned or otherwise disposed of except by will or by the laws of descent and distribution or pursuant to a domestic relations order. An Independent Director may designate a beneficiary or beneficiaries (which may be an entity other than a natural person) to receive any payments under the Plan following the Independent Director’s death. At any time, and from time to time, any such designation may be changed or canceled by the Independent Director without the consent of any beneficiary.

8. Term of the Plan

The Plan shall become effective on the date on which the Plan is approved by the shareholders of the Shares, following its approval by the Administrator. Unless terminated earlier in accordance with Section 9 below, the Plan shall expire on the tenth (10th) anniversary of such approval, except with respect to Awards then outstanding. Awards may not be granted under the Plan after the tenth (10th) anniversary of the date on which the Plan became effective.

9. Amendment and Termination of the Plan

Notwithstanding anything herein to the contrary, the Board may at any time or, from time to time amend, modify or suspend the Plan in whole or in part, provided, however, that no termination, amendment, modification or suspension of the Plan shall materially and adversely alter or impair the rights of an Independent Director in any Award previously made under the Plan without the consent of the holder thereof unless otherwise permitted or unless the Company considers an amendment necessary or advisable to comply with any legal requirements or to ensure that any Awards are not subject to federal, state or local income tax prior to vesting or settlement, as applicable, and no amendment which materially amends the Plan and which requires approval by the shareholders of the Shares shall be effective without such approval.

10. Adjustment of and Changes in Shares

Notwithstanding any provision of the Plan or any award document, the number and kind of Shares authorized for issuance hereunder shall be equitably adjusted in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering or other similar corporate event affecting the Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Awards and the number and kind of Shares subject to any outstanding Award under any outstanding Award may be equitably adjusted in the sole discretion of the Compensation Committee in order to preserve the benefits or potential benefits intended to be made available to Independent Directors granted Awards. Such adjustments shall be made by the Compensation Committee, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Compensation Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject. The Compensation Committee’s determination as to what, if any, adjustments shall be made shall be final and binding on all persons affected thereby.

11. Miscellaneous

(a) Tax Withholding.  The Company shall have the right, prior to the delivery of any Shares to be issued upon settlement of an Award, to require the Independent Director to remit to the Company an amount sufficient to satisfy any Federal, state or local tax withholding requirements. The Company may permit the Independent Director to satisfy, in whole or in part, such obligation to remit taxes, by directing the Company to withhold Shares that would otherwise be received by the Independent Director, pursuant to such rules as the Administrator may establish from time to time. If the Independent Director does not remit to the Company an amount sufficient to satisfy any Federal, state of local tax withholding requirements prior to five days before the delivery of such Shares, the Company shall withhold Shares to the extent necessary to satisfy such withholding requirements.

(b) No Right to Re-election.  Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for re-election by the Company’s members, nor confer upon any Independent Director the right to remain a member of the Board for any period of time or at any particular rate of compensation.

(c) Unfunded Plan.  The Plan is unfunded. Prior to the payment or settlement of any Award of Director LLC Interest Units, nothing contained herein shall give any Independent Director any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares with respect to Awards hereunder.

(d) Securities Law Restrictions.  An Award may not be settled and no Shares may be issued in connection with an Award unless the issuance of such Shares has been registered under the Securities Act and qualified under applicable state “blue sky” laws and any applicable foreign securities laws, or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available. All Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any exchange or market upon which the Shares are then listed or traded and any applicable securities law, and the Company, may cause a legend or legends to be put on any such Shares to make appropriate reference to such restrictions. The Shares delivered in settlement of Director LLC Interest Units shall also be subject to any restrictions imposed by any trading policy of the Company or any lock-up agreement between the Company and any underwriter that restricts or prohibits transactions in Shares for any period of time.

(e) Headings.  The headings of Sections and subsections in the Plan are included solely for convenience of reference and shall not affect the meaning of any of the provisions in the Plan.

(f) Governing Law.  The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

(g) Plan Binding on Transferees.  The Plan shall be binding upon the Company, its transferees and assigns, and the Independent Director, his or her executor, administrator and permitted transferees and beneficiaries. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(h) Section 409A.  The Plan is intended to satisfy an applicable exemption from Section 409A of the Internal Revenue Code of 1986, as amended, and the Plan shall be administered and interpreted in accordance with such intention. It is the intention of the Company that no Award shall be deferred compensation subject to Section 409A of the Code unless and to the extent that the Administrator specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted and administered accordingly. The terms and conditions governing any Awards that the Administrator determines will be subject to Section 409A of the Code, including any rules for payment or elective or mandatory deferral of the payment or delivery of Shares, shall be set forth in the applicable award agreement and shall be intended to comply in all respects with Section 409A of the Code, and the Plan and the terms and conditions of such Awards shall be interpreted and administered accordingly. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Independent Director for any tax, interest, or penalties the Independent Director might owe as a result of the grant, holding, vesting or payment of any Award under the Plan.

Exhibit A

MACQUARIE INFRASTRUCTURE COMPANY LLC
INDEPENDENT DIRECTORS EQUITY PLAN

Notice of Award of Director LLC Interest Units

Macquarie Infrastructure Company LLC (the “Company”) has adopted the Macquarie Infrastructure Company LLC Independent Directors Equity Plan (the “Plan”) to promote the long-term growth and financial success of the Company by attracting, motivating and retaining independent directors of outstanding ability.

This Notice of Award sets forth the terms and conditions of an Award of Director LLC Interest Units under the Plan. Annex A of this Notice of Award (“Annex A”) names the Independent Director to whom the Director LLC Interest Units are granted (the “Participant”) and sets forth the applicable date of grant and the number of Director LLC Interest Units subject to the Award.

This Notice of Award and the Director LLC Interest Units granted hereby shall be subject to the Plan, the terms of which are incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Notice of Award, the Plan shall govern.

Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan, a copy of which has been furnished to the Participant.

The Company may not modify the Award in a manner that would materially alter or impair your rights in the Director LLC Interest Units without your consent; provided, however, that the Company may, without your consent, amend or modify the Award in any manner that the Company considers necessary or advisable to comply with any legal requirement or to ensure that the Director LLC Interest Units are not subject to federal, state or local income tax prior to vesting or settlement. The Company will notify you of any amendment of the Director LLC Interest Units that affects your rights.

Please acknowledge your acceptance of the terms and conditions of this Notice of Award by signing both originals in the space provided below and returning one of the originals to the Company.

MACQUARIE INFRASTRUCTURE COMPANY LLC

By:
Name:
Title:

Accepted and Agreed:

[INDEPENDENT DIRECTOR]

MACQUARIE

MACQUARIE INFRASTRUCTURE COMPANY LLC
125 WEST 55TH STREET, 15TH FLOOR
NEW YORK, NY 10019

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M70164-P49782 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MACQUARIE INFRASTRUCTURE COMPANY LLC

The Board of Directors recommends you vote FOR all of the following nominees:

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of Directors	☐	☐	☐	________________

Nominees:

01) Norman H. Brown, Jr.
02) George W. Carmany, III
03) H.E. (Jack) Lentz
04) Ouma Sananikone
05) William H. Webb

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

If no direction is given, this proxy will be voted "FOR ALL" nominees in Proposal 1, and "FOR" Proposals 2, 3 and 4.

Receipt of Notice of the Annual Meeting and of the 2014 Proxy Statement is hereby acknowledged.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date